Sales Report:Supplement No. 230 dated Jul 02, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have filed a registration statement on Form S-1 with the SEC in connection with this offering. In addition, we are required to file annual, quarterly and current reports and other information with the SEC. You may read and copy the registration statement and any other documents we have filed at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC's Internet site at http://www.sec.gov.

The prospectus is part of the registration statement and does not contain all of the information included in the registration statement and the exhibits, schedules and amendments to the registration statement. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the Notes, we refer you to the registration statement and to the exhibits and schedules to the registration statement filed as part of the registration statement. Whenever a reference is made in the prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

We "incorporate" into the prospectus information we filed with the SEC in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. This means that we disclose important information to you by referring to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is available on our website, www.prosper.com.

The information incorporated by reference is considered to be part of the prospectus. Information contained in the prospectus automatically updates and supersedes previously filed information.

You may request a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which will be provided to you at no cost, by writing, telephoning or emailing us. Requests should be directed to Customer Support, 111 Sutter St, 22nd Floor, San Francisco, CA 94104; telephone number (415) 593-5400; or emailed to support@prosper.com. In addition, our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 is available on our website, www.prosper.com.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 458072
This series of Notes was issued and sold upon the funding of the borrower loan #43336, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,400.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jun-28-2010
				Auction end date:	Jun-29-2010

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$97.02
Final lender yield:	25.25%	Final borrower rate/APR:	26.25% / 28.57%	Final monthly payment:	$97.02

Auction yield range:	10.98% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1996	Debt/Income ratio:	30%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	5 / 5	Length of status:	0y 4m
Credit score:	660-679 (Jun-2010)	Total credit lines:	9	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$3,276	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	101%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	willvallgirl	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	27 ( 100% )	660-679 (Latest)
Principal borrowed:	$2,500.00	< 31 days late:	0 ( 0% )	680-699 (May-2010) 640-659 (Nov-2009) 640-659 (Feb-2008)
Principal balance:	$735.73	31+ days late:	0 ( 0% )
Total payments billed:	27
Description
Pay off a few thing & dental work
Purpose of loan:
This loan will be used to? pay a few bills and have some greatly needed dental work done.? I am a very good and honest candidate who has a previous loan with prosper that I have never been late or missed a payment on.??

My financial situation: I?have a steady great job with much room for advancement and growth.
Monthly net income: $ 1938

Monthly expenses: $?
??Housing: $ 225 ( I only pay half?of the bills in the household as?boyfriend pays other half, all figures show my?portion of payments)
??Insurance: $?125
??Car expenses: $ 225
??Utilities: $?75??Phone, cable, internet: $?60
??Food, entertainment: $?130
??Clothing, household expenses $ 75
??Credit cards and other loans:???$150
??Other expenses:?
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Artist_Blue	$25.00	$25.00	6/28/2010 4:42:51 PM
Comoparklender	$25.00	$25.00	6/28/2010 4:43:21 PM
Pman	$25.00	$25.00	6/28/2010 4:51:35 PM
mercuriant	$25.00	$25.00	6/28/2010 4:58:25 PM
kind-adventurous-finance	$30.00	$30.00	6/28/2010 4:53:39 PM
Rattlehead	$25.00	$25.00	6/28/2010 4:54:53 PM
soulful-truth	$1,000.00	$1,000.00	6/28/2010 4:54:12 PM
bountiful-durability	$50.00	$50.00	6/28/2010 6:25:34 PM
reflective-rupee	$25.00	$25.00	6/28/2010 5:16:56 PM
top-courteous-peso	$25.00	$25.00	6/28/2010 8:04:29 PM
wwwUniversal	$25.00	$25.00	6/28/2010 8:04:28 PM
green-thoughtful-yield	$50.00	$50.00	6/29/2010 5:25:02 AM
AlexTrep	$25.00	$25.00	6/28/2010 4:42:39 PM
simplelender80	$50.00	$50.00	6/28/2010 4:50:33 PM
MADAOO7	$50.00	$50.00	6/28/2010 4:50:40 PM
FeedTheMachine	$50.00	$50.00	6/28/2010 4:56:51 PM
first-upright-payout	$25.00	$25.00	6/28/2010 4:52:21 PM
personal-lender	$25.00	$25.00	6/28/2010 4:51:01 PM
daekpon	$25.00	$25.00	6/28/2010 5:11:22 PM
supreme-hope	$25.00	$25.00	6/28/2010 5:04:07 PM
jengachamp	$25.00	$25.00	6/28/2010 6:55:50 PM
CA_Lender	$25.00	$25.00	6/28/2010 9:05:40 PM
reflective-rupee	$1,000.00	$745.00	6/28/2010 8:02:38 PM
23 bids
Borrower Payment Dependent Notes Series 462932
This series of Notes was issued and sold upon the funding of the borrower loan #43339, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jun-23-2010
				Auction end date:	Jun-30-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$223.25
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$223.25

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1994	Debt/Income ratio:	11%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 5	Length of status:	7y 6m
Credit score:	780-799 (Jun-2010)	Total credit lines:	9	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$8,955	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	13%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	compassion-bugle	Borrower's state:	Kansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
business equipment
Purpose of loan:
This loan will be used to purchase additional equipment? for an existing residential and agricultural services business.

My financial situation:
I am a good candidate for this loan because I have not been delinquent on any of my current credit facilities. I have 100% equity in over $12,000 worth of equipment used in this enterprise. There are two large potential jobs that I could land with this expansion in equipment.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What is residential agricultural ? - USFoundation
A: The listing reads residential and agricultural services business. I use compact construction equipment to help cattle producers make their land more productive. Water crossings, water source development, invasive tree and brush removal, livestock pen cleaning are a few of the services offered. I also work for home owners and building contractors with demolition and clean up work. In winter I keep the equipment busy with commercial snow removal. Thanks for your question. (Jun-25-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

orderly-loot	$25.00	$25.00	6/23/2010 4:11:30 PM
flexible-value	$28.00	$28.00	6/23/2010 4:14:26 PM
personal-lender	$25.00	$25.00	6/23/2010 4:15:01 PM
credit-investor5	$100.00	$100.00	6/23/2010 4:16:19 PM
mrbanker	$100.00	$100.00	6/23/2010 4:17:06 PM
treasure-hunter270	$25.00	$25.00	6/23/2010 4:18:31 PM
studious-bonus7	$50.00	$50.00	6/23/2010 4:18:58 PM
head	$25.00	$25.00	6/23/2010 4:19:51 PM
Jassi	$25.00	$25.00	6/23/2010 4:20:35 PM
Railbird	$25.00	$25.00	6/23/2010 4:20:50 PM
orgy63	$25.00	$25.00	6/23/2010 4:12:16 PM
all_of_that_one	$25.00	$25.00	6/23/2010 4:25:21 PM
alpinaut	$25.00	$25.00	6/23/2010 4:25:26 PM
ethicalhumanist	$25.00	$25.00	6/23/2010 4:14:31 PM
briphi	$100.00	$100.00	6/23/2010 4:25:30 PM
bountiful-durability	$100.00	$100.00	6/23/2010 4:13:29 PM
Havana21	$25.00	$25.00	6/23/2010 4:14:46 PM
kenji4861	$25.00	$25.00	6/23/2010 4:13:36 PM
dharma1	$25.00	$25.00	6/23/2010 4:13:42 PM
delicious-social132	$25.00	$25.00	6/23/2010 4:15:30 PM
UT-Longhorn	$25.00	$25.00	6/23/2010 4:16:03 PM
red-trade-cologne	$25.00	$25.00	6/23/2010 4:15:25 PM
hookUup	$25.00	$25.00	6/23/2010 4:15:57 PM
Global2010	$50.00	$50.00	6/23/2010 4:17:10 PM
elasermd	$50.00	$50.00	6/23/2010 4:17:18 PM
the-transaction-stronghold	$50.00	$50.00	6/23/2010 4:17:24 PM
ThomasC	$25.00	$25.00	6/23/2010 4:17:34 PM
bchen78875	$50.00	$50.00	6/23/2010 4:17:55 PM
tntmojave	$25.00	$25.00	6/23/2010 4:18:51 PM
mlopez2007	$25.00	$25.00	6/23/2010 4:18:37 PM
syounker	$25.00	$25.00	6/23/2010 4:20:24 PM
enthralling-deal180	$100.00	$100.00	6/23/2010 4:20:48 PM
GElender	$30.43	$30.43	6/23/2010 4:25:22 PM
commerce-triumph	$25.00	$25.00	6/23/2010 4:26:04 PM
apetrock	$50.00	$50.00	6/23/2010 4:26:10 PM
nanda	$25.00	$25.00	6/23/2010 4:26:19 PM
dtrain5	$25.00	$25.00	6/23/2010 4:25:20 PM
potatoepicker	$50.00	$50.00	6/23/2010 4:25:38 PM
muzicman	$50.00	$50.00	6/23/2010 4:25:54 PM
fareast_man	$25.00	$25.00	6/23/2010 4:26:28 PM
Comoparklender	$30.00	$30.00	6/24/2010 8:30:34 AM
kmwvma	$25.00	$25.00	6/24/2010 9:10:56 AM
money-bauble	$75.00	$75.00	6/23/2010 10:20:17 PM
tomjac2000	$25.00	$25.00	6/23/2010 8:59:51 PM
BaxterEvil	$25.00	$25.00	6/24/2010 11:21:06 AM
KiwiElf	$26.36	$26.36	6/24/2010 9:10:52 AM
Tradesmanlender	$25.00	$25.00	6/24/2010 9:11:25 AM
Phantom99	$25.00	$25.00	6/24/2010 9:11:15 AM
Sixmil	$25.00	$25.00	6/24/2010 9:32:19 AM
thedoctor	$31.91	$31.91	6/24/2010 9:31:37 AM
successful-agreement7	$50.00	$50.00	6/24/2010 2:25:20 PM
green-penny-finder	$25.00	$25.00	6/24/2010 9:44:21 AM
JJS180	$25.00	$25.00	6/24/2010 10:10:15 AM
mrzz	$25.00	$25.00	6/24/2010 10:10:44 AM
reflective-rupee	$25.00	$25.00	6/24/2010 10:20:35 AM
bayareainv	$100.00	$100.00	6/24/2010 4:23:42 PM
jimbo29blue	$75.00	$75.00	6/24/2010 7:54:44 PM
RandyL3	$25.00	$25.00	6/24/2010 4:23:52 PM
4XKcWfGvp9kC3ELjo4pL	$25.00	$25.00	6/24/2010 5:19:29 PM
felicity-loyalist0	$25.00	$25.00	6/24/2010 5:55:20 PM
rmachi	$25.00	$25.00	6/24/2010 9:13:47 PM
Searlzy	$25.00	$25.00	6/24/2010 9:23:17 PM
stensonb	$25.00	$25.00	6/24/2010 9:23:39 PM
tsui517	$25.00	$25.00	6/24/2010 9:24:29 PM
Hoov	$25.00	$6.06	6/25/2010 9:37:16 AM
meux99	$25.00	$25.00	6/24/2010 9:48:26 PM
What-goes-around-comes-around	$25.00	$25.00	6/25/2010 5:09:42 AM
SCTrojangirl	$25.00	$25.00	6/25/2010 9:35:49 AM
rebelduke	$25.00	$25.00	6/26/2010 6:49:26 AM
principal-bull	$25.00	$25.00	6/26/2010 5:14:02 AM
Dollars4Rent	$25.00	$25.00	6/27/2010 10:24:17 AM
SpotLending	$50.00	$50.00	6/28/2010 1:41:50 PM
tenchi2777	$25.00	$25.00	6/28/2010 5:12:32 PM
OzGuy609	$25.00	$25.00	6/28/2010 10:40:43 PM
SCD	$25.00	$25.00	6/29/2010 4:18:20 AM
intuitive-bill	$25.00	$25.00	6/29/2010 12:41:12 PM
forthright-principal2	$25.00	$25.00	6/29/2010 1:14:22 PM
Asparagirl	$50.00	$50.00	6/29/2010 2:29:49 PM
balance-force	$25.00	$25.00	6/29/2010 11:06:00 PM
Charmart	$25.00	$25.00	6/29/2010 5:39:34 PM
Castelj	$55.00	$55.00	6/30/2010 5:50:27 AM
Midg	$25.00	$25.00	6/30/2010 11:40:20 AM
edsmoney	$100.00	$100.00	6/30/2010 8:05:13 AM
BipedalHominid	$25.00	$25.00	6/30/2010 11:46:02 AM
rjsdsu	$25.00	$25.00	6/30/2010 12:39:53 PM
orbital-gain	$50.00	$50.00	6/30/2010 1:45:29 PM
courteous-bazaar	$100.00	$100.00	6/30/2010 11:37:22 AM
MrSolution	$50.00	$50.00	6/30/2010 1:01:49 PM
nalaari	$50.00	$50.00	6/30/2010 3:31:11 PM
riproaringrapids	$25.00	$25.00	6/23/2010 4:11:35 PM
american6	$50.00	$50.00	6/23/2010 4:14:25 PM
fair-funds	$25.00	$25.00	6/23/2010 4:15:14 PM
FlexFunding	$100.00	$100.00	6/23/2010 4:15:39 PM
szetowski	$25.00	$25.00	6/23/2010 4:16:08 PM
simplelender80	$100.00	$100.00	6/23/2010 4:16:13 PM
gojackgo	$50.00	$50.00	6/23/2010 4:16:18 PM
SNH	$50.00	$50.00	6/23/2010 4:16:36 PM
jangalt	$72.00	$72.00	6/23/2010 4:16:59 PM
loot-heart	$50.00	$50.00	6/23/2010 4:18:21 PM
interest-jedi0	$50.00	$50.00	6/23/2010 4:18:47 PM
hrubinst	$25.00	$25.00	6/23/2010 4:18:59 PM
Binan	$25.00	$25.00	6/23/2010 4:19:49 PM
Divot	$25.00	$25.00	6/23/2010 4:20:06 PM
successful-euro	$30.00	$30.00	6/23/2010 4:11:45 PM
bid-czar8	$100.00	$100.00	6/23/2010 4:24:13 PM
dontscrewmeover1	$25.00	$25.00	6/23/2010 4:24:27 PM
achillesa	$25.00	$25.00	6/23/2010 4:24:52 PM
buckyhead2000	$25.00	$25.00	6/23/2010 4:25:55 PM
bigphish	$25.00	$25.00	6/23/2010 4:26:24 PM
point-zebra	$25.00	$25.00	6/23/2010 4:15:48 PM
power-defender7	$40.00	$40.00	6/23/2010 4:14:58 PM
Tc11902	$25.00	$25.00	6/23/2010 4:15:20 PM
tekkie2412	$25.00	$25.00	6/23/2010 4:16:30 PM
Ivan2007	$25.00	$25.00	6/23/2010 4:18:05 PM
DadWarbucks	$25.00	$25.00	6/23/2010 5:09:37 PM
alexstar	$25.00	$25.00	6/23/2010 4:18:39 PM
zaxsan	$25.00	$25.00	6/23/2010 4:19:59 PM
Avala	$50.00	$50.00	6/23/2010 4:19:14 PM
inspired-contract9	$50.00	$50.00	6/23/2010 4:19:43 PM
Winsten	$50.00	$50.00	6/23/2010 4:21:16 PM
Artist_Blue	$25.00	$25.00	6/23/2010 4:21:03 PM
NATIVEBORN	$25.00	$25.00	6/23/2010 4:23:38 PM
ommcd	$25.00	$25.00	6/23/2010 4:24:01 PM
Breakfast_Gypsy	$25.00	$25.00	6/23/2010 4:25:43 PM
unclejaef	$25.00	$25.00	6/23/2010 4:25:59 PM
Lii4me	$50.00	$50.00	6/23/2010 4:25:03 PM
djs81	$50.00	$50.00	6/23/2010 4:25:12 PM
farbav	$25.00	$25.00	6/23/2010 4:26:13 PM
Halos2002	$50.00	$50.00	6/23/2010 4:26:05 PM
lagnisiruk	$25.00	$25.00	6/23/2010 4:46:33 PM
purposeful-benefit5	$25.00	$25.00	6/23/2010 5:50:17 PM
persistent-funds9	$25.00	$25.00	6/23/2010 6:43:19 PM
skuba	$50.00	$50.00	6/24/2010 9:32:38 AM
stilleto8	$25.00	$25.00	6/23/2010 8:54:41 PM
benefit-dreams	$50.00	$50.00	6/23/2010 8:11:12 PM
lostontheedge	$25.00	$25.00	6/24/2010 10:09:01 AM
ray1051	$50.00	$50.00	6/24/2010 3:20:33 AM
PatRichi	$25.00	$25.00	6/24/2010 6:49:28 AM
geekguy	$25.00	$25.00	6/24/2010 10:54:37 AM
mikeandcat	$100.00	$100.00	6/24/2010 7:19:48 AM
first-upright-payout	$25.00	$25.00	6/24/2010 11:47:12 AM
dreammachine	$50.00	$50.00	6/24/2010 9:13:48 AM
morpholog	$25.00	$25.00	6/24/2010 9:31:49 AM
sanych	$50.00	$50.00	6/24/2010 9:56:09 AM
majormoves1	$25.00	$25.00	6/24/2010 10:10:31 AM
TK4	$25.00	$25.00	6/24/2010 10:10:23 AM
don8ter	$39.18	$39.18	6/24/2010 10:23:34 AM
life-is-great	$25.00	$25.00	6/24/2010 10:39:41 AM
satisfying-durability	$25.00	$25.00	6/24/2010 11:23:01 AM
logical-loyalty0	$25.00	$25.00	6/24/2010 2:54:26 PM
don'twannadance	$50.00	$50.00	6/24/2010 8:10:11 PM
capital-mover7	$50.00	$50.00	6/24/2010 8:39:46 PM
BiggestG	$25.00	$25.00	6/24/2010 9:13:32 PM
loan-kung-fu	$25.00	$25.00	6/24/2010 9:22:42 PM
CBTW	$100.00	$100.00	6/24/2010 9:33:22 PM
Castellan	$25.00	$25.00	6/24/2010 9:35:16 PM
decisive-capital	$49.60	$49.60	6/24/2010 4:21:53 PM
reueljw	$25.00	$25.00	6/25/2010 7:04:58 AM
blackstar	$25.00	$25.00	6/24/2010 6:54:39 PM
Max8319	$25.00	$25.00	6/24/2010 7:24:39 PM
don'twannadance	$50.00	$50.00	6/24/2010 8:10:35 PM
balance-trailblazer	$27.00	$27.00	6/25/2010 8:52:58 AM
Clambake	$50.00	$50.00	6/24/2010 9:24:55 PM
get30inc	$25.00	$25.00	6/24/2010 9:59:51 PM
ichibon	$75.00	$75.00	6/25/2010 3:20:52 AM
radforj22	$25.00	$25.00	6/25/2010 9:29:42 AM
proper-p2p6	$100.00	$100.00	6/25/2010 9:36:25 AM
orange-truth-pole	$34.46	$34.46	6/25/2010 9:51:37 AM
dma1206	$25.00	$25.00	6/25/2010 10:21:04 AM
USFoundation	$25.00	$25.00	6/25/2010 10:31:15 AM
shneb	$100.00	$100.00	6/25/2010 10:39:06 AM
forthright-principal2	$25.00	$25.00	6/28/2010 12:30:54 PM
labate	$50.00	$50.00	6/28/2010 5:10:51 PM
1phantom	$50.00	$50.00	6/29/2010 10:58:07 AM
DasMula	$25.00	$25.00	6/29/2010 8:09:21 PM
JerryB96	$25.00	$25.00	6/29/2010 8:52:10 PM
rce1964	$25.00	$25.00	6/29/2010 11:42:23 PM
Richmp412	$25.00	$25.00	6/30/2010 6:55:54 AM
Pirates_Tide	$50.00	$50.00	6/30/2010 7:32:36 AM
prainvestment	$50.00	$50.00	6/30/2010 12:25:36 PM
wwwUniversal	$25.00	$25.00	6/30/2010 3:38:41 PM
jonnysixgun	$100.00	$100.00	6/30/2010 12:50:51 PM
182 bids
Borrower Payment Dependent Notes Series 463226
This series of Notes was issued and sold upon the funding of the borrower loan #43342, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%	Auction start date:	Jun-21-2010
				Auction end date:	Jun-28-2010

Starting lender yield:	33.28%	Starting borrower rate/APR:	34.28% / 36.72%	Starting monthly payment:	$89.66
Final lender yield:	27.00%	Final borrower rate/APR:	28.00% / 30.35%	Final monthly payment:	$82.73

Auction yield range:	13.98% - 33.28%	Estimated loss impact:	15.23%
Lender servicing fee:	1.00%	Estimated return:	11.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1997	Debt/Income ratio:	28%
Basic (1-10):	6	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	11 / 9	Length of status:	6y 5m
Credit score:	640-659 (Jun-2010)	Total credit lines:	29	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$2,678	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	63%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	2
Screen name:	leverage-pole9	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help pay bills
Purpose of loan:
This loan will be used to?
to pay bills
My financial situation:
I am a good candidate for this loan because?
I am going to pay every cent back
Monthly net income: $ 2510

Monthly expenses: $
??Housing: $ 938????????????
??Insurance: $ 116
??Car expenses: $ 359
??Utilities: $ 170
??Phone, cable, internet: $ 180
??Food, entertainment: $ 250
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 320
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What bills would you pay? Would you payoff your revolving debt? How did you build up your revolving debt balances? Thanks and best wishes. - reflective-rupee
A: A couple of small credits cards as well as monthly bills. My car broke down on me and I had to get another one, so that set me back a bit. As well as this past winter my power bill more than doubled($400) for about 4 months straight,which I didn't account for in my budget. I paid it every month, but it put me in a log jam with everything else. Thanks! (Jun-22-2010)
Q: I (ridiculously) have 1 default & 2 on the way to default in only 7 months as a lender. Hoped for better as we lenders are real people just like you. We are taking a chance on you. Will you promise to pay this back - NO MATTER WHAT? - Toastmaster007
A: I have no choice, as it will be automatically taken out my account every month. That's how I do most of bills which is why I don't have any delinquencies. That should be required from everyone who borrows money, but I guess it is not. So yes, I promise to pay it back no matter what. My credit is too important to me for it to be otherwise. Thanks! (Jun-26-2010)
Q: Hi there, could you explain the two delinquencies in the last 7 years? Best of luck with your loan. - green-rapid-openness
A: Wow, it's been so long ago, I forgot about them. I mentioned in another lender's question that I didn't have any delinquencies, but I should have said recent ones. But these had to do with credit cards I obtained in my early twenties that I stopped paying on. They've been paid off for almost 7 years now. Most of us don't learn until we get older how important our credit is. And I'll be glad when these are removed from my credit report as they are the only negative things on there. Thanks! (Jun-26-2010)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

foothillender	$25.00	$25.00	6/22/2010 6:50:47 AM
realtormoises	$25.00	$25.00	6/22/2010 4:35:55 PM
SolarMoonshine	$25.00	$25.00	6/23/2010 9:56:12 AM
wlm3012	$25.00	$25.00	6/23/2010 5:44:59 PM
exchange-cowbell5	$25.00	$25.00	6/25/2010 7:14:48 AM
MrDance123	$50.00	$50.00	6/25/2010 4:48:55 PM
orange-pound-party	$26.50	$26.50	6/25/2010 8:56:46 PM
ayiticheri	$25.00	$25.00	6/26/2010 5:38:28 PM
kjb1971	$25.00	$25.00	6/27/2010 2:58:27 AM
zxr	$25.00	$25.00	6/28/2010 12:08:52 PM
order-bee1	$25.00	$25.00	6/28/2010 10:52:51 AM
brightest-dignified-penny	$25.00	$25.00	6/28/2010 12:31:48 PM
eboomer2611	$25.00	$25.00	6/28/2010 3:08:00 PM
transaction-circuit	$25.00	$25.00	6/21/2010 4:00:37 PM
AlexTrep	$25.00	$25.00	6/23/2010 8:49:41 AM
penny-surgeon	$25.00	$25.00	6/23/2010 9:18:27 AM
EngineersAlliance	$25.00	$25.00	6/23/2010 12:33:27 PM
bunnybear	$25.43	$25.43	6/25/2010 4:49:48 PM
rlbbank	$25.00	$25.00	6/26/2010 4:10:51 AM
LARRY4NY	$25.00	$25.00	6/26/2010 7:57:52 AM
mammalian4	$50.00	$18.07	6/26/2010 10:59:14 AM
evergreen16	$150.00	$150.00	6/27/2010 12:50:55 PM
KLcapital	$30.00	$30.00	6/26/2010 5:55:48 PM
income-rocker2	$50.00	$50.00	6/28/2010 9:24:33 AM
onecooldrink	$25.00	$25.00	6/27/2010 9:43:03 PM
Leshan	$25.00	$25.00	6/28/2010 7:50:11 AM
draggon77	$25.00	$25.00	6/28/2010 8:42:01 AM
order-bee1	$25.00	$25.00	6/28/2010 10:52:49 AM
order-bee1	$25.00	$25.00	6/28/2010 11:26:09 AM
order-bee1	$600.00	$600.00	6/28/2010 3:51:04 PM
BrighterSuns	$25.00	$25.00	6/28/2010 3:52:56 PM
sharp518	$25.00	$25.00	6/28/2010 12:22:21 PM
dudebrah	$25.00	$25.00	6/28/2010 1:42:30 PM
order-bee1	$25.00	$25.00	6/28/2010 2:13:37 PM
responsible-worth113	$25.00	$25.00	6/28/2010 3:27:02 PM
ultimate-peace	$300.00	$300.00	6/28/2010 2:58:35 PM
1phantom	$25.00	$25.00	6/28/2010 3:51:38 PM
fervent-power	$25.00	$25.00	6/28/2010 3:48:49 PM
Engineer44	$25.00	$25.00	6/28/2010 3:51:49 PM
39 bids
Borrower Payment Dependent Notes Series 463326
This series of Notes was issued and sold upon the funding of the borrower loan #43266, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jun-18-2010
				Auction end date:	Jun-25-2010

Starting lender yield:	9.20%	Starting borrower rate/APR:	10.20% / 12.31%	Starting monthly payment:	$242.71
Final lender yield:	9.20%	Final borrower rate/APR:	10.20% / 12.31%	Final monthly payment:	$242.71

Auction yield range:	3.98% - 9.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	7.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1980	Debt/Income ratio:	18%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	11 / 8	Length of status:	1y 2m
Credit score:	760-779 (Jun-2010)	Total credit lines:	23	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$25,588	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	71%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	upright-market4	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit card debt
Purpose of loan:
This loan will be used to pay off credit cards with higher interest rates

My financial situation:
I am a good candidate for this loan because I make a solid monthly income, and am trying to make a smart financial decision by paying down some high (29.99%) interest debt.? I make plenty of income as a medical device sales rep to make the monthly payments. I have also never missed or been late on a payment for any loans I have had.
Monthly net income: $ 6,500

Monthly expenses: $ 3,500
??Housing: $ 1,000
??Insurance: $ 100
??Car expenses: $ 0 (company car)
??Utilities: $ 250
??Phone, cable, internet: $ 100
??Food, entertainment: $ 500
??Clothing, household expenses $ 300
??Credit cards and other loans: $ 750
??Other expenses: $ 500
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

hrubinst	$25.00	$25.00	6/18/2010 4:32:08 PM
treasure-hunter270	$25.00	$25.00	6/18/2010 4:32:35 PM
riproaringrapids	$25.00	$25.00	6/18/2010 4:35:12 PM
Ananya	$50.00	$50.00	6/18/2010 5:24:49 PM
Avala	$50.00	$50.00	6/18/2010 4:32:18 PM
availableloan	$25.00	$25.00	6/18/2010 4:31:53 PM
orgy63	$25.00	$25.00	6/18/2010 4:31:56 PM
studious-bonus7	$50.00	$50.00	6/18/2010 4:32:03 PM
american6	$25.00	$25.00	6/18/2010 4:32:23 PM
delicious-social132	$25.00	$25.00	6/18/2010 4:34:56 PM
bchen78875	$25.00	$25.00	6/18/2010 4:35:28 PM
yield-seeker	$25.00	$25.00	6/18/2010 4:36:41 PM
orderly-loot	$25.00	$25.00	6/18/2010 4:39:50 PM
ImaPutz	$25.00	$25.00	6/19/2010 8:49:31 AM
Mommy_of_3_Princesses	$25.00	$25.00	6/18/2010 7:39:36 PM
SanJoser	$25.00	$25.00	6/19/2010 11:14:31 AM
lend_to_you	$25.00	$25.00	6/19/2010 4:29:36 AM
JohnW12	$25.00	$25.00	6/19/2010 5:39:33 AM
NeutronStar	$25.47	$25.47	6/19/2010 8:09:43 AM
j2ee	$25.00	$25.00	6/19/2010 10:05:24 AM
Sefotonga	$25.00	$25.00	6/19/2010 10:59:32 AM
life-is-great	$25.00	$25.00	6/20/2010 6:54:37 AM
whois-JohnGalt	$25.00	$25.00	6/20/2010 7:25:16 AM
Yaj	$25.00	$25.00	6/19/2010 3:34:31 PM
sarahsophie	$50.00	$50.00	6/20/2010 2:04:43 PM
B-rad_the_Coug	$25.00	$25.00	6/19/2010 7:40:11 PM
favorite-benefit	$50.00	$50.00	6/19/2010 9:49:50 PM
Aeroman32	$25.00	$25.00	6/20/2010 10:50:07 PM
jamschmidt	$25.00	$25.00	6/20/2010 11:59:54 PM
Phantom99	$25.00	$25.00	6/20/2010 8:59:41 AM
teller	$25.00	$25.00	6/21/2010 12:04:02 AM
monstersdad	$50.00	$50.00	6/21/2010 12:04:58 AM
direct-yield	$25.00	$25.00	6/21/2010 4:34:38 AM
first-upright-payout	$25.00	$25.00	6/21/2010 5:25:28 AM
kaiger	$25.00	$25.00	6/21/2010 5:25:31 AM
drkosh	$25.00	$25.00	6/21/2010 6:49:29 AM
important-ore	$50.00	$50.00	6/20/2010 2:59:36 PM
tenny321	$25.00	$25.00	6/21/2010 7:29:38 AM
radforj22	$25.00	$25.00	6/20/2010 4:54:34 PM
shrewd-truth1	$25.00	$25.00	6/21/2010 8:16:50 AM
logical-loyalty0	$25.00	$25.00	6/21/2010 8:19:31 AM
mrrc7498	$25.00	$25.00	6/20/2010 6:35:08 PM
peb44	$50.00	$50.00	6/20/2010 4:45:34 PM
principal-kung-fu	$25.00	$25.00	6/21/2010 9:04:39 AM
PAPAT	$25.00	$25.00	6/21/2010 9:18:21 AM
generous-deal6	$25.00	$25.00	6/20/2010 8:59:33 PM
sloak	$25.00	$25.00	6/20/2010 6:00:02 PM
gnar	$25.00	$25.00	6/20/2010 9:54:53 PM
Midwestvalues	$41.04	$41.04	6/20/2010 7:49:34 PM
djh47a	$25.00	$25.00	6/21/2010 12:03:11 AM
slartibardfast	$25.00	$25.00	6/21/2010 12:04:37 AM
ClearLake	$25.00	$25.00	6/21/2010 12:03:13 AM
money-bauble	$75.27	$75.27	6/21/2010 12:03:56 AM
benefit-dreams	$37.76	$37.76	6/21/2010 6:04:31 AM
jasonuz	$25.00	$25.00	6/21/2010 5:25:27 AM
RandyL3	$33.00	$33.00	6/21/2010 6:49:33 AM
Marathoner	$25.00	$25.00	6/21/2010 6:04:32 AM
shrewd-peace7	$30.00	$30.00	6/21/2010 7:10:42 AM
bowdish1	$50.00	$50.00	6/21/2010 6:25:20 AM
AF-Chief	$28.00	$28.00	6/21/2010 8:30:00 AM
chapman18	$25.00	$25.00	6/21/2010 9:33:46 AM
worthy-bid8	$100.00	$100.00	6/21/2010 11:15:03 AM
wwwUniversal	$25.00	$25.00	6/21/2010 5:00:00 PM
Cherrypicker	$50.00	$50.00	6/21/2010 6:24:06 PM
KingCroesus	$25.00	$25.00	6/21/2010 10:54:52 PM
ijspence	$25.00	$25.00	6/22/2010 3:10:35 PM
G-Love	$500.00	$500.00	6/23/2010 6:37:37 AM
FinanceEngine	$25.00	$25.00	6/23/2010 9:12:21 AM
rbotterbLLC	$25.00	$25.00	6/23/2010 9:23:39 AM
organic-commerce2	$50.00	$50.00	6/22/2010 7:52:08 PM
dmitriy2	$25.00	$25.00	6/23/2010 10:03:18 AM
diplomatic-capital	$40.66	$40.66	6/23/2010 11:52:27 AM
yield-quest	$100.00	$100.00	6/23/2010 3:20:06 PM
jchurchi	$25.00	$25.00	6/23/2010 6:54:26 PM
CashBank	$25.00	$25.00	6/23/2010 8:38:19 PM
rockhound84	$25.00	$25.00	6/24/2010 6:44:48 AM
edsmoney	$100.00	$100.00	6/24/2010 3:52:31 PM
erowis	$25.00	$25.00	6/24/2010 7:56:00 PM
mcs99	$50.00	$50.00	6/24/2010 9:10:54 PM
Chillito	$25.00	$25.00	6/25/2010 1:06:06 AM
jimmya	$30.30	$30.30	6/25/2010 1:54:28 AM
best-generosity-financier	$25.00	$25.00	6/24/2010 10:27:46 PM
djkaiser	$25.00	$25.00	6/25/2010 10:02:20 AM
crw1950	$50.00	$50.00	6/25/2010 4:35:18 AM
manatee21	$50.00	$50.00	6/25/2010 10:34:17 AM
exact-peso2	$27.50	$27.50	6/25/2010 5:40:49 AM
orbital-gain	$50.00	$50.00	6/25/2010 7:10:27 AM
CashBank	$25.00	$25.00	6/25/2010 8:16:13 AM
John_Galt	$40.00	$40.00	6/25/2010 1:51:55 PM
chuchutrain	$25.00	$25.00	6/25/2010 10:04:17 AM
alpinaut	$25.00	$25.00	6/25/2010 11:05:52 AM
trade-elm	$25.00	$25.00	6/25/2010 12:26:56 PM
Manta_Rai	$25.00	$25.00	6/25/2010 2:19:56 PM
lazyeye	$25.00	$25.00	6/25/2010 4:21:00 PM
Syndication	$25.00	$25.00	6/18/2010 4:34:31 PM
relentless-penny	$25.00	$25.00	6/18/2010 4:36:25 PM
personal-lender	$25.00	$25.00	6/18/2010 4:32:50 PM
Havana21	$25.00	$25.00	6/18/2010 4:33:22 PM
ichibon	$75.00	$75.00	6/18/2010 4:35:19 PM
LSAR	$25.00	$25.00	6/19/2010 3:20:26 AM
holstj	$25.00	$25.00	6/18/2010 4:36:04 PM
bountiful-durability	$50.00	$50.00	6/18/2010 4:36:18 PM
UT-Longhorn	$25.00	$25.00	6/19/2010 6:14:38 AM
successful-euro	$30.00	$30.00	6/18/2010 4:41:49 PM
uncleegg	$50.00	$50.00	6/19/2010 7:35:55 AM
Lender0010	$50.00	$50.00	6/19/2010 8:15:02 AM
worldly-community3	$25.00	$25.00	6/18/2010 5:54:56 PM
mulberry4	$25.00	$25.00	6/18/2010 7:29:52 PM
Artist_Blue	$25.00	$25.00	6/18/2010 8:14:47 PM
dave601m	$25.00	$25.00	6/19/2010 11:14:43 AM
thefiringzod	$25.00	$25.00	6/19/2010 11:36:38 AM
jethro	$50.00	$50.00	6/19/2010 7:15:37 AM
awm	$50.00	$50.00	6/19/2010 8:05:55 AM
a-finance-nirvana	$25.00	$25.00	6/19/2010 2:20:11 PM
GatorBux	$100.00	$100.00	6/19/2010 7:14:38 AM
Cheburashka	$25.00	$25.00	6/19/2010 1:23:23 PM
sakha	$50.00	$50.00	6/20/2010 5:44:35 AM
the-profit-oracle	$25.00	$25.00	6/19/2010 2:21:16 PM
1phantom	$50.00	$50.00	6/20/2010 9:24:31 AM
Breadandbutter	$25.00	$25.00	6/20/2010 12:14:48 PM
LoisLoan	$25.00	$25.00	6/20/2010 2:09:27 PM
adir1	$25.00	$25.00	6/19/2010 4:59:49 PM
cvfriend	$50.00	$50.00	6/19/2010 7:24:37 PM
ocean99	$25.00	$25.00	6/20/2010 5:44:47 PM
SNH	$50.00	$50.00	6/20/2010 8:44:58 PM
pollak	$25.00	$25.00	6/20/2010 9:55:02 PM
newfoundation	$25.00	$25.00	6/21/2010 12:00:00 AM
yachey	$25.00	$25.00	6/21/2010 12:02:11 AM
F16Pilot	$25.00	$25.00	6/20/2010 6:39:39 AM
market-walnut5	$50.00	$50.00	6/21/2010 1:30:55 AM
smloanbigresult	$25.00	$25.00	6/21/2010 4:34:33 AM
tekkie2412	$25.00	$25.00	6/20/2010 11:45:17 AM
drgreer	$25.00	$25.00	6/21/2010 5:14:27 AM
zone6	$100.00	$100.00	6/21/2010 5:25:29 AM
Raye147	$25.00	$25.00	6/21/2010 5:29:36 AM
ugapolsci	$25.00	$25.00	6/21/2010 6:14:27 AM
asset-professor	$50.00	$50.00	6/21/2010 6:45:42 AM
peace-habanero	$25.00	$25.00	6/21/2010 7:44:50 AM
jbuberel	$50.00	$50.00	6/20/2010 5:15:32 PM
honorable-vigilance	$50.00	$50.00	6/21/2010 8:01:27 AM
cberthiaume	$25.00	$25.00	6/21/2010 8:24:30 AM
flexible-return297	$25.00	$25.00	6/20/2010 7:29:31 PM
tster	$25.00	$25.00	6/20/2010 9:34:35 PM
platinum-dojo	$25.00	$25.00	6/21/2010 9:40:14 AM
payout-carnival	$25.00	$23.89	6/21/2010 9:40:19 AM
new-social-economist	$25.00	$25.00	6/20/2010 10:39:28 PM
cyberperception	$25.00	$25.00	6/21/2010 12:00:01 AM
worth-entrepreneur	$25.00	$25.00	6/20/2010 8:14:56 PM
QuinMccoy	$25.00	$25.00	6/21/2010 12:00:29 AM
interest-jedi0	$34.24	$34.24	6/20/2010 8:34:27 PM
bid-papyrus	$25.00	$25.00	6/21/2010 12:02:33 AM
lloyd_s	$25.00	$25.00	6/21/2010 2:34:37 AM
green-glowing-gain	$25.00	$25.00	6/21/2010 12:04:00 AM
intrepid-transaction5	$25.00	$25.00	6/21/2010 5:39:47 AM
inspired-contract9	$25.00	$25.00	6/21/2010 5:04:27 AM
cash-boots	$25.00	$25.00	6/21/2010 5:26:30 AM
benevolent-benefit	$25.00	$25.00	6/21/2010 12:34:44 PM
credit-wheel7	$25.00	$25.00	6/21/2010 6:34:57 AM
time4aloan	$31.19	$31.19	6/21/2010 6:35:31 AM
pbr	$25.00	$25.00	6/21/2010 6:14:31 AM
ray1051	$25.00	$25.00	6/21/2010 7:26:31 AM
BMAInvest	$25.00	$25.00	6/21/2010 7:29:14 AM
quetal	$50.00	$50.00	6/21/2010 8:39:31 AM
cash-spark3	$25.00	$25.00	6/21/2010 8:39:49 AM
DKStones	$25.00	$25.00	6/21/2010 9:12:35 AM
dinero-festivity2	$35.85	$35.85	6/21/2010 8:24:29 AM
dhe50	$25.00	$25.00	6/21/2010 8:30:00 AM
justice-clipper	$50.00	$50.00	6/21/2010 9:39:45 AM
ccamp99	$25.00	$25.00	6/21/2010 9:40:13 AM
TheTimeIsNow	$25.00	$25.00	6/21/2010 9:54:51 AM
rdrloan	$50.00	$50.00	6/21/2010 5:03:56 PM
forthright-principal2	$25.00	$25.00	6/21/2010 5:16:08 PM
Fishy014	$50.00	$50.00	6/21/2010 8:24:55 PM
tompau	$25.00	$25.00	6/22/2010 6:40:50 AM
Finspons	$25.00	$25.00	6/22/2010 6:37:27 AM
bold-social-advantage	$100.00	$100.00	6/22/2010 6:14:40 PM
spiff666	$25.00	$25.00	6/22/2010 7:47:55 PM
AuroraRobbin	$40.00	$40.00	6/23/2010 6:23:52 AM
famous-marketplace9	$50.00	$50.00	6/23/2010 5:05:59 PM
gjm6d	$25.00	$25.00	6/23/2010 8:40:51 PM
theloanfiller	$25.00	$25.00	6/23/2010 9:12:37 PM
ethicalhumanist	$25.00	$25.00	6/24/2010 10:50:56 AM
squarebob	$25.00	$25.00	6/24/2010 11:10:00 AM
the-worthy-income	$25.00	$25.00	6/24/2010 9:05:41 AM
lucrative-coin	$50.00	$50.00	6/24/2010 9:12:59 AM
rockhound84	$25.00	$25.00	6/24/2010 3:51:30 PM
Sven79	$50.00	$50.00	6/24/2010 11:11:31 AM
focused-wampum	$25.00	$25.00	6/24/2010 12:05:58 PM
transparent-community1	$75.00	$75.00	6/24/2010 5:09:14 PM
pumped130	$26.70	$26.70	6/24/2010 5:29:33 PM
doopers	$25.00	$25.00	6/25/2010 7:41:58 AM
tolerant-diversification4	$25.00	$25.00	6/24/2010 9:09:59 PM
fair_rates	$25.00	$25.00	6/24/2010 9:48:08 PM
brondero	$100.00	$100.00	6/25/2010 9:49:37 AM
Simply2fly	$25.00	$25.00	6/24/2010 10:51:01 PM
crawfishcentral	$58.16	$58.16	6/25/2010 10:50:18 AM
nalaari	$30.84	$30.84	6/25/2010 6:39:18 AM
leverage-monger	$60.00	$60.00	6/25/2010 8:02:18 AM
2grindstones	$25.00	$25.00	6/25/2010 9:18:10 AM
helynn	$25.00	$25.00	6/25/2010 9:28:06 AM
trunderw	$100.00	$100.00	6/25/2010 1:50:54 PM
rtb892	$25.00	$25.00	6/25/2010 9:36:04 AM
SkyLoan	$30.00	$30.00	6/25/2010 3:22:14 PM
Zen_help	$25.00	$25.00	6/25/2010 10:19:44 AM
gilbrear	$25.00	$25.00	6/25/2010 1:03:01 PM
Independenttools	$25.00	$25.00	6/25/2010 2:44:38 PM
balance-chestnut	$40.13	$40.13	6/25/2010 2:51:53 PM
207 bids
Borrower Payment Dependent Notes Series 463358
This series of Notes was issued and sold upon the funding of the borrower loan #43263, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,300.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jun-22-2010
				Auction end date:	Jun-25-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$232.82
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$232.82

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1996	Debt/Income ratio:	16%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	14 / 11	Length of status:	0y 2m
Credit score:	700-719 (Jun-2010)	Total credit lines:	32	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$101,449	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	91%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	12
Screen name:	digba1	Borrower's state:	Georgia	Borrower's group:	Not Active
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	33 ( 100% )	700-719 (Latest)
Principal borrowed:	$5,000.00	< 31 days late:	0 ( 0% )	700-719 (May-2010) 640-659 (Feb-2010) 620-639 (Aug-2007) 540-559 (Jul-2007)
Principal balance:	$527.97	31+ days late:	0 ( 0% )
Total payments billed:	33
Description
Home Improvement: A New Kitchen
Purpose of loan:
This loan will be used to update my kitchen: new paint, new counter tops, new appliances and new cabinets.? The update is needed and we have been waiting the right time to start the project.
My financial situation:
I am a good candidate for this loan because:
- I have a full time job
- I pay my bills on time
- I have a good history with Prosper as this is not my first loan

Thank you for your bid.

Best,
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

flexible-value	$28.00	$28.00	6/22/2010 9:56:25 AM
personal-lender	$25.00	$25.00	6/22/2010 9:57:12 AM
fair-funds	$25.00	$25.00	6/22/2010 9:57:20 AM
delicious-social132	$25.00	$25.00	6/22/2010 9:57:35 AM
relentless-penny	$50.00	$50.00	6/22/2010 9:58:04 AM
tekkie2412	$25.00	$25.00	6/22/2010 9:58:40 AM
ThomasC	$25.00	$25.00	6/22/2010 9:59:47 AM
alexstar	$25.00	$25.00	6/22/2010 10:03:14 AM
hrubinst	$25.00	$25.00	6/22/2010 10:03:28 AM
Jassi	$25.00	$25.00	6/22/2010 10:06:19 AM
kenji4861	$25.00	$25.00	6/22/2010 9:56:11 AM
power-defender7	$40.00	$40.00	6/22/2010 9:57:09 AM
red-trade-cologne	$25.00	$25.00	6/22/2010 9:57:25 AM
american6	$50.00	$50.00	6/22/2010 9:56:24 AM
gojackgo	$50.00	$50.00	6/22/2010 9:58:35 AM
elasermd	$26.59	$26.59	6/22/2010 9:58:41 AM
mrbanker	$100.00	$100.00	6/22/2010 9:59:12 AM
the-transaction-stronghold	$50.00	$50.00	6/22/2010 9:59:36 AM
bountiful-durability	$50.00	$50.00	6/22/2010 9:57:49 AM
credit-investor5	$100.00	$100.00	6/22/2010 9:58:36 AM
bchen78875	$50.00	$50.00	6/22/2010 10:02:31 AM
treasure-hunter270	$25.00	$25.00	6/22/2010 10:03:09 AM
interest-jedi0	$50.00	$50.00	6/22/2010 10:03:18 AM
Global2010	$50.00	$50.00	6/22/2010 9:59:23 AM
tech310	$50.00	$50.00	6/22/2010 10:05:31 AM
Divot	$25.00	$25.00	6/22/2010 10:05:55 AM
enthralling-deal180	$100.00	$100.00	6/22/2010 10:06:27 AM
syounker	$25.00	$25.00	6/22/2010 10:06:06 AM
Mint_Man	$25.00	$25.00	6/22/2010 10:34:30 AM
lendmedo	$25.00	$25.00	6/22/2010 11:24:38 AM
murren	$25.00	$25.00	6/22/2010 3:02:00 PM
Winsten	$50.00	$50.00	6/22/2010 1:24:52 PM
ommcd	$25.00	$25.00	6/22/2010 3:40:26 PM
a-finance-nirvana	$25.00	$25.00	6/22/2010 2:27:30 PM
teller	$34.00	$34.00	6/22/2010 2:27:58 PM
meux99	$25.00	$25.00	6/22/2010 3:00:07 PM
pavelz	$100.00	$100.00	6/22/2010 3:02:23 PM
buckyhead2000	$25.00	$25.00	6/22/2010 4:55:36 PM
gigabit	$50.00	$50.00	6/22/2010 3:02:21 PM
ddog0224	$25.00	$25.00	6/22/2010 4:56:05 PM
enthusiastic-balance5	$63.99	$63.99	6/22/2010 5:51:33 PM
wormdc	$25.00	$25.00	6/22/2010 10:34:33 PM
Cheburashka	$30.00	$30.00	6/22/2010 4:55:08 PM
Phantom99	$25.00	$25.00	6/22/2010 4:55:39 PM
payogie	$25.00	$25.00	6/23/2010 6:29:44 AM
cash-spark3	$25.00	$25.00	6/22/2010 4:56:12 PM
Picopie	$50.00	$50.00	6/22/2010 5:04:25 PM
Aberdeen	$400.00	$400.00	6/22/2010 5:04:34 PM
dschaaf	$25.00	$25.00	6/22/2010 4:54:48 PM
Dan12781	$25.00	$25.00	6/23/2010 7:10:44 AM
mla	$25.00	$25.00	6/22/2010 5:50:59 PM
balanced-bill7	$100.00	$100.00	6/22/2010 4:56:15 PM
achillesa	$25.00	$25.00	6/22/2010 6:26:34 PM
MitchD	$25.00	$25.00	6/23/2010 9:59:46 AM
Headhunter14	$25.00	$25.00	6/22/2010 8:19:26 PM
CASHGIRL	$48.68	$48.68	6/23/2010 10:23:39 AM
esabzb	$25.00	$25.00	6/23/2010 10:33:15 AM
zoe1971	$25.00	$25.00	6/23/2010 10:33:24 AM
d3v0t3d	$25.70	$25.70	6/23/2010 10:34:54 AM
TK4	$25.00	$25.00	6/23/2010 10:37:24 AM
koa	$50.00	$50.00	6/23/2010 6:30:20 AM
Walkingcowboy	$25.00	$25.00	6/23/2010 10:39:50 AM
GElender	$32.86	$32.86	6/23/2010 6:25:18 AM
mzman	$25.00	$25.00	6/23/2010 6:45:55 AM
Fuzkaska__F_u_n_d_s	$25.00	$25.00	6/23/2010 10:47:56 AM
krazydavet	$25.00	$25.00	6/23/2010 7:05:02 AM
wwwUniversal	$25.00	$25.00	6/23/2010 10:51:46 AM
commerce-triumph	$25.00	$25.00	6/23/2010 10:52:12 AM
elitelender	$25.00	$25.00	6/23/2010 8:10:35 AM
best-ingenious-funds	$25.00	$25.00	6/23/2010 9:39:49 AM
oceanwind1950	$25.00	$25.00	6/23/2010 9:59:54 AM
systemlender	$25.00	$25.00	6/23/2010 10:00:08 AM
lagnisiruk	$25.00	$25.00	6/23/2010 10:08:19 AM
BuildingBestLife	$25.00	$25.00	6/23/2010 10:18:13 AM
michaelndn	$25.00	$25.00	6/23/2010 10:18:19 AM
vkm2000	$25.00	$25.00	6/23/2010 10:32:10 AM
skuba	$50.00	$50.00	6/23/2010 10:22:44 AM
AJSinvest	$25.00	$25.00	6/23/2010 10:23:34 AM
HunterSix	$25.00	$25.00	6/23/2010 10:23:37 AM
Merganser	$25.00	$25.00	6/23/2010 10:23:43 AM
jjb3	$25.00	$25.00	6/23/2010 10:39:45 AM
MTLoans	$25.00	$25.00	6/23/2010 10:35:10 AM
fireboss	$25.00	$25.00	6/23/2010 10:39:35 AM
MONEYLENDER101	$27.21	$27.21	6/23/2010 10:39:56 AM
toblerone	$28.14	$28.14	6/23/2010 10:47:54 AM
unclejaef	$25.00	$25.00	6/23/2010 10:49:05 AM
open-minded-credit4	$25.00	$25.00	6/23/2010 10:45:56 AM
jh157765	$25.00	$25.00	6/23/2010 10:46:10 AM
JGB	$40.87	$40.87	6/23/2010 10:51:03 AM
transparency-giant	$26.61	$26.61	6/23/2010 10:48:51 AM
CAGE-Investments	$25.65	$25.65	6/23/2010 10:51:50 AM
Halos2002	$50.00	$27.94	6/23/2010 11:00:12 AM
Havana21	$25.00	$25.00	6/22/2010 9:56:55 AM
Tc11902	$25.00	$25.00	6/22/2010 9:57:23 AM
point-zebra	$25.00	$25.00	6/22/2010 9:58:09 AM
UT-Longhorn	$25.00	$25.00	6/22/2010 9:58:27 AM
jangalt	$72.00	$72.00	6/22/2010 9:59:00 AM
Ivan2007	$25.00	$25.00	6/22/2010 10:02:41 AM
tntmojave	$25.00	$25.00	6/22/2010 10:03:20 AM
Avala	$50.00	$50.00	6/22/2010 10:03:35 AM
yield-seeker	$25.00	$25.00	6/22/2010 10:04:46 AM
Rdodson11	$25.00	$25.00	6/22/2010 10:05:13 AM
head	$25.00	$25.00	6/22/2010 10:05:42 AM
riproaringrapids	$25.00	$25.00	6/22/2010 9:56:08 AM
dharma1	$25.00	$25.00	6/22/2010 9:56:16 AM
orderly-loot	$25.00	$25.00	6/22/2010 9:54:38 AM
hookUup	$25.00	$25.00	6/22/2010 9:58:24 AM
successful-euro	$50.00	$50.00	6/22/2010 9:56:06 AM
szetowski	$25.00	$25.00	6/22/2010 9:58:30 AM
simplelender80	$100.00	$100.00	6/22/2010 9:58:32 AM
orgy63	$25.00	$25.00	6/22/2010 9:56:30 AM
SNH	$50.00	$50.00	6/22/2010 9:58:53 AM
skvat	$25.00	$25.00	6/22/2010 9:56:46 AM
FlexFunding	$100.00	$100.00	6/22/2010 9:58:06 AM
studious-bonus7	$50.00	$50.00	6/22/2010 10:03:24 AM
loot-heart	$50.00	$50.00	6/22/2010 10:02:58 AM
zaxsan	$25.00	$25.00	6/22/2010 10:05:50 AM
inspired-contract9	$50.00	$50.00	6/22/2010 10:05:08 AM
Binan	$25.00	$25.00	6/22/2010 10:05:29 AM
Railbird	$25.00	$25.00	6/22/2010 10:06:29 AM
surfhoss644	$50.00	$50.00	6/22/2010 10:06:18 AM
NATIVEBORN	$25.00	$25.00	6/22/2010 2:05:01 PM
radforj22	$25.00	$25.00	6/22/2010 10:55:08 AM
DadWarbucks	$25.00	$25.00	6/22/2010 12:00:37 PM
impressive-credit431	$75.00	$75.00	6/22/2010 3:10:59 PM
Artist_Blue	$25.00	$25.00	6/22/2010 2:26:09 PM
dontscrewmeover1	$25.00	$25.00	6/22/2010 4:09:46 PM
quirky	$25.00	$25.00	6/22/2010 2:50:53 PM
calkidd05	$25.00	$25.00	6/22/2010 2:34:58 PM
tender-integrity3	$50.00	$50.00	6/22/2010 3:01:10 PM
tenacious-payout	$25.00	$25.00	6/22/2010 3:02:25 PM
Aberdeen	$400.00	$400.00	6/22/2010 5:04:33 PM
peb44	$33.84	$33.84	6/22/2010 5:44:34 PM
bowdish1	$50.00	$50.00	6/22/2010 3:54:24 PM
bid-czar8	$100.00	$100.00	6/22/2010 3:41:38 PM
shrewd-deal	$25.00	$25.00	6/22/2010 5:51:31 PM
hopethisworks	$42.27	$42.27	6/22/2010 9:20:06 PM
blackstar	$25.00	$25.00	6/22/2010 4:12:21 PM
MoneyForNothing	$37.69	$37.69	6/23/2010 2:44:45 AM
dtrain5	$25.00	$25.00	6/23/2010 5:20:19 AM
active-trade4	$50.00	$50.00	6/22/2010 4:55:01 PM
ichibon	$75.00	$75.00	6/22/2010 4:12:19 PM
SDNLR	$25.00	$25.00	6/22/2010 4:49:47 PM
lloyd_s	$25.00	$25.00	6/22/2010 4:55:19 PM
samo102us	$25.00	$25.00	6/22/2010 4:55:49 PM
briphi	$62.88	$62.88	6/23/2010 7:29:29 AM
aue513	$25.00	$25.00	6/23/2010 7:39:26 AM
new-return-faire	$50.00	$50.00	6/22/2010 5:51:31 PM
loyalist1	$74.91	$74.91	6/22/2010 5:29:27 PM
kegs	$25.00	$25.00	6/22/2010 5:51:15 PM
peso-windmill	$35.41	$35.41	6/22/2010 7:09:34 PM
oskizzle	$25.00	$25.00	6/23/2010 9:44:39 AM
Lii4me	$50.00	$50.00	6/22/2010 7:59:27 PM
bodascafe	$50.00	$50.00	6/23/2010 9:51:00 AM
djs81	$50.00	$50.00	6/22/2010 9:15:33 PM
Dazz2061	$25.00	$25.00	6/23/2010 10:19:03 AM
all_of_that_one	$25.00	$25.00	6/23/2010 6:19:25 AM
Castellan	$25.00	$25.00	6/23/2010 10:37:29 AM
clean-loyalty	$25.00	$25.00	6/23/2010 5:19:55 AM
bds9646	$26.00	$26.00	6/23/2010 10:39:40 AM
serpentine	$50.00	$50.00	6/23/2010 6:30:22 AM
1fortheroad	$25.00	$25.00	6/23/2010 10:39:53 AM
klinebarger	$25.00	$25.00	6/23/2010 7:39:29 AM
alpinaut	$25.00	$25.00	6/23/2010 8:01:28 AM
potatoepicker	$50.00	$50.00	6/23/2010 8:49:29 AM
green-thoughtful-yield	$50.00	$50.00	6/23/2010 8:49:42 AM
greenback-summoner0	$25.00	$25.00	6/23/2010 9:38:24 AM
Breakfast_Gypsy	$25.00	$25.00	6/23/2010 9:39:43 AM
muzicman	$50.00	$50.00	6/23/2010 10:08:22 AM
spreadgoodwill	$25.00	$25.00	6/23/2010 10:18:17 AM
kt103099	$25.00	$25.00	6/23/2010 10:17:28 AM
bonFire8	$25.00	$25.00	6/23/2010 10:32:47 AM
dimitrip1024	$25.00	$25.00	6/23/2010 10:33:12 AM
trevandtal	$25.00	$25.00	6/23/2010 10:33:28 AM
BayShell	$47.23	$47.23	6/23/2010 10:23:41 AM
majormoves1	$25.00	$25.00	6/23/2010 10:37:39 AM
Cr_Sunset	$25.00	$25.00	6/23/2010 10:33:52 AM
ptjg	$78.34	$78.34	6/23/2010 10:35:07 AM
meenan	$25.00	$25.00	6/23/2010 10:39:59 AM
silvip	$25.00	$25.00	6/23/2010 10:46:17 AM
alverado	$28.19	$28.19	6/23/2010 10:50:51 AM
LittleMingo	$30.00	$30.00	6/23/2010 6:03:51 PM
Flying_Tilapia	$100.00	$100.00	6/23/2010 10:44:25 PM
183 bids
Borrower Payment Dependent Notes Series 463424
This series of Notes was issued and sold upon the funding of the borrower loan #43248, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	19.0%	Auction start date:	Jun-22-2010
				Auction end date:	Jun-29-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.73%	Final monthly payment:	$67.85

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1997	Debt/Income ratio:	22%
Basic (1-10):	4	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	9 / 7	Length of status:	0y 8m
Credit score:	600-619 (Jun-2010)	Total credit lines:	26	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$2,734	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	100%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	13
Screen name:	Brandy504	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	22 ( 100% )	600-619 (Latest)
Principal borrowed:	$2,500.00	< 31 days late:	0 ( 0% )	620-639 (Sep-2009) 560-579 (Jul-2008)
Principal balance:	$1,278.82	31+ days late:	0 ( 0% )
Total payments billed:	22
Description
Moving and Relocaiton Expenses
Purpose of loan:
This loan will be used to pay for moving and relocation expenses.

My financial situation:
The purpose of this loan will be used for moving expenses and a few pieces of furniture.? The move was not planned and will be happening fairly quickly.?

I want to give some insight on my employment history.? From 11/04-10/09 I was employed with a large bank in Oct my job position was eliminated.? I was unemployed for 30 days to be exact.? I am now an employee for the federal government.

I do currently have a prosper loan that has not been late on payments.

Monthly net income: $ 2070

Monthly expenses: $
??Housing: $ 750
??Insurance: $ 84????????
??Car expenses: $ 250
??Utilities: $ 50????????????
??Phone, cable, internet: $ 80
??Food, entertainment: $ 50
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

GrossBuddha	$50.00	$50.00	6/22/2010 1:31:42 PM
unassuming-market7	$25.00	$25.00	6/23/2010 4:01:39 PM
skater	$25.00	$25.00	6/25/2010 5:50:45 PM
well-mannered-income3	$25.00	$25.00	6/27/2010 7:02:23 PM
niceguy777	$25.00	$25.00	6/28/2010 12:49:25 PM
jhouman	$25.00	$25.00	6/28/2010 4:14:37 PM
UCLA4life	$25.00	$25.00	6/28/2010 4:14:02 PM
FASTIZIO_P	$25.00	$25.00	6/28/2010 4:14:10 PM
Kash2010lu	$25.00	$25.00	6/28/2010 11:12:57 PM
NekHoldings	$25.00	$25.00	6/29/2010 5:05:16 AM
lucrative-loan	$38.36	$38.36	6/29/2010 7:01:48 AM
five-star-note	$50.00	$50.00	6/29/2010 8:24:32 AM
skaught	$25.00	$25.00	6/29/2010 10:22:00 AM
reflective-rupee	$25.00	$25.00	6/29/2010 10:29:15 AM
autonomous-truth	$50.00	$50.00	6/29/2010 12:29:12 PM
jhernand17	$25.00	$25.00	6/29/2010 12:45:26 PM
JamesDewsbury	$25.00	$25.00	6/29/2010 1:04:57 PM
2152	$25.00	$25.00	6/29/2010 12:40:24 PM
shrewd-income	$50.00	$50.00	6/29/2010 1:13:01 PM
unassuming-market7	$25.00	$25.00	6/22/2010 3:45:54 PM
reflective-rupee	$25.00	$25.00	6/24/2010 9:54:33 PM
realtormoises	$25.00	$25.00	6/25/2010 9:44:39 AM
tjone69	$25.00	$25.00	6/25/2010 9:08:39 PM
marybennet	$25.00	$25.00	6/28/2010 7:01:01 PM
zone6	$100.00	$66.68	6/28/2010 7:09:33 PM
weezy22	$26.00	$26.00	6/29/2010 5:15:24 AM
return-grizzly	$100.00	$100.00	6/29/2010 2:17:00 AM
FarmersBank	$25.00	$25.00	6/29/2010 7:00:56 AM
bunnybear	$32.56	$32.56	6/29/2010 8:21:14 AM
Denbo32	$31.40	$31.40	6/29/2010 7:26:38 AM
rustysailor	$75.00	$75.00	6/29/2010 9:50:10 AM
worldly-gold	$100.00	$100.00	6/29/2010 12:29:48 PM
wbwill	$25.00	$25.00	6/29/2010 11:11:18 AM
jtc26	$100.00	$100.00	6/29/2010 11:15:31 AM
BrighterSuns	$25.00	$25.00	6/29/2010 9:59:51 AM
Kash2010lu	$25.00	$25.00	6/29/2010 12:46:47 PM
credit-missile	$50.00	$50.00	6/29/2010 12:52:25 PM
yons88	$30.00	$30.00	6/29/2010 1:21:01 PM
twjh	$25.00	$25.00	6/29/2010 12:41:10 PM
dcm6276	$25.00	$25.00	6/29/2010 12:44:36 PM
credit-missile	$25.00	$25.00	6/29/2010 12:53:13 PM
41 bids
Borrower Payment Dependent Notes Series 463528
This series of Notes was issued and sold upon the funding of the borrower loan #43351, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Jun-22-2010
				Auction end date:	Jun-28-2010

Starting lender yield:	18.90%	Starting borrower rate/APR:	19.90% / 23.68%	Starting monthly payment:	$37.11
Final lender yield:	18.90%	Final borrower rate/APR:	19.90% / 23.68%	Final monthly payment:	$37.11

Auction yield range:	7.98% - 18.90%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	11.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1985	Debt/Income ratio:	16%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 3	Length of status:	1y 9m
Credit score:	640-659 (Jun-2010)	Total credit lines:	36	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$7,545	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	100%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	6
Screen name:	thoughtful-compassion9	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Opening a seated massage business
Purpose of loan:This loan will be used to start a seated massage business.? Seated massage is an excellent way for a person to relax and relieve stress.? It is a great way to introduce someone to massage as there is no disrobing involved, and the practitioner generally uses a lighter touch.My financial situation:I am a good candidate for this loan because I have very low start-up costs for my business, and plan to open in a shopping area with lots of activity.?? I have figured out that if I get 1% of the area's stated weekend visitors, I will be doing fabulously.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Havana21	$25.00	$25.00	6/22/2010 9:56:57 AM
orderly-loot	$25.00	$25.00	6/22/2010 9:54:36 AM
bountiful-durability	$50.00	$50.00	6/22/2010 9:57:46 AM
orgy63	$25.00	$25.00	6/22/2010 9:56:28 AM
SNH	$50.00	$50.00	6/22/2010 9:58:55 AM
GlowHost	$50.00	$50.00	6/22/2010 9:59:09 AM
studious-bonus7	$50.00	$50.00	6/22/2010 10:03:23 AM
hrubinst	$25.00	$20.00	6/22/2010 10:03:29 AM
income-fortress	$25.00	$25.00	6/22/2010 10:06:01 AM
Ven58	$25.00	$25.00	6/22/2010 1:00:53 PM
LMM1	$25.00	$25.00	6/23/2010 9:59:50 AM
cash-vault	$25.00	$25.00	6/23/2010 4:00:27 PM
dontletmoneyfoolya	$50.00	$50.00	6/23/2010 7:46:23 PM
FLA-	$25.00	$25.00	6/24/2010 10:01:00 AM
interstellar	$50.00	$50.00	6/25/2010 9:38:19 AM
Queueball1	$50.00	$50.00	6/25/2010 8:45:40 AM
woodslip	$25.00	$25.00	6/25/2010 5:40:11 PM
mlj0671	$30.00	$30.00	6/25/2010 7:20:33 PM
rome1426	$25.00	$25.00	6/25/2010 8:47:25 PM
mammalian4	$50.00	$50.00	6/26/2010 12:02:23 PM
wwwUniversal	$25.00	$25.00	6/28/2010 10:16:47 AM
steady-dime	$25.00	$25.00	6/28/2010 1:13:34 PM
ryan6853	$25.00	$25.00	6/28/2010 1:22:22 PM
treasure-hunter270	$25.00	$25.00	6/22/2010 10:04:16 AM
the-transaction-stronghold	$25.00	$25.00	6/22/2010 9:59:39 AM
Easystreet	$25.00	$25.00	6/22/2010 4:11:56 PM
SSammy	$100.00	$100.00	6/23/2010 4:40:06 PM
RochelleW	$25.00	$25.00	6/25/2010 2:11:13 PM
Reliance_Banker	$25.00	$25.00	6/25/2010 6:44:44 PM
29 bids
Borrower Payment Dependent Notes Series 463532
This series of Notes was issued and sold upon the funding of the borrower loan #43251, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jun-23-2010
				Auction end date:	Jun-30-2010

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.17%	Starting monthly payment:	$259.99
Final lender yield:	9.20%	Final borrower rate/APR:	10.20% / 12.31%	Final monthly payment:	$242.71

Auction yield range:	3.98% - 14.00%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	7.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1999	Debt/Income ratio:	17%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	17 / 17	Length of status:	1y 10m
Credit score:	760-779 (Jun-2010)	Total credit lines:	39	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$3,655	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	36%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	embrown	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	21 ( 100% )	760-779 (Latest)
Principal borrowed:	$6,050.00	< 31 days late:	0 ( 0% )	740-759 (Sep-2009) 680-699 (Dec-2006)
Principal balance:	$1,889.14	31+ days late:	0 ( 0% )
Total payments billed:	21
Description
Working Cap - Sports Fundraising Co
Purpose of loan:
This loan will be used to support additional inventory purchases for our hockey retail company supporting youth athletics.? We are a hockey stick equipment provider and operate as a fundraiser for youth hockey associations in Minnesota, where roughly 50,000 kids play hockey.? Our business purchases hockey sticks from wholesalers, marks them up approximately 40% and then we give 10% of the sale as a discount to the customer and 10% of the sale as a charitable donation to local youth hockey associations.?

We?net between 15-20% margin on each hockey stick sale while our products are marketed by the youth coaches and association directors having the most contact with parents and players.? With our business model, we do not need fancy retail space because the customer comes to us and we bring our products to showcase for the associations.

My financial situation:
I am a good candidate for this loan because I have my BA and MBA in Finance, and am a CLSSBB.? In addition to this business, I also own a successful small business consulting firm that is being run by my other consultants at this point, allowing me time to work on this project which will give back to the community.

I have used 2 personal prosper loans and never missed a payment on either of those.? I truly appreciate the assistance and want to thank you for your interest whether you bid or not.

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

orderly-loot	$25.00	$25.00	6/23/2010 4:11:28 PM
personal-lender	$25.00	$25.00	6/23/2010 4:19:28 PM
enthralling-deal180	$100.00	$100.00	6/23/2010 4:20:47 PM
SNH	$50.00	$50.00	6/23/2010 4:16:45 PM
riproaringrapids	$25.00	$25.00	6/23/2010 4:19:33 PM
american6	$25.00	$25.00	6/23/2010 4:19:18 PM
syounker	$25.00	$25.00	6/23/2010 4:20:22 PM
ijspence	$25.00	$25.00	6/23/2010 4:23:47 PM
availableloan	$25.00	$25.00	6/23/2010 4:24:23 PM
nanda	$25.00	$25.00	6/23/2010 4:26:18 PM
fareast_man	$25.00	$25.00	6/23/2010 4:26:27 PM
MoneyForNothing	$25.08	$25.08	6/23/2010 7:11:35 PM
bxdoc	$78.60	$78.60	6/23/2010 8:00:17 PM
benefit-dreams	$50.00	$50.00	6/23/2010 8:11:10 PM
bchen78875	$25.00	$25.00	6/24/2010 7:44:30 AM
Comoparklender	$30.00	$30.00	6/24/2010 8:30:31 AM
ichibon	$75.00	$75.00	6/24/2010 7:20:21 AM
uncleegg	$25.40	$25.40	6/24/2010 1:20:59 PM
sanych	$50.00	$50.00	6/24/2010 9:56:03 AM
a-finance-nirvana	$25.00	$25.00	6/24/2010 10:25:54 AM
jethro	$50.00	$50.00	6/24/2010 1:45:50 PM
logical-loyalty0	$25.00	$25.00	6/24/2010 2:54:25 PM
Sven79	$50.00	$50.00	6/24/2010 5:01:25 PM
blackstar	$25.00	$25.00	6/24/2010 6:54:37 PM
overflowinglife	$25.00	$25.00	6/25/2010 9:39:24 AM
zaxsan	$25.00	$25.00	6/25/2010 4:10:18 AM
What-goes-around-comes-around	$25.00	$25.00	6/25/2010 5:09:42 AM
basejump0	$25.00	$25.00	6/25/2010 6:59:00 AM
Tradesmanlender	$25.00	$25.00	6/25/2010 9:37:43 AM
SCTrojangirl	$25.00	$25.00	6/25/2010 11:05:09 AM
ddibernardo	$25.00	$25.00	6/25/2010 12:19:41 PM
pound-lightning	$50.00	$50.00	6/25/2010 12:39:42 PM
Oakland	$50.00	$50.00	6/26/2010 6:26:38 AM
wwwUniversal	$25.00	$25.00	6/26/2010 6:29:39 AM
Clambake	$50.00	$50.00	6/25/2010 10:56:45 PM
mikeandcat	$50.00	$50.00	6/25/2010 11:38:41 PM
saraven01	$75.00	$75.00	6/26/2010 5:17:23 AM
bid-czar8	$100.00	$100.00	6/26/2010 9:55:27 AM
TechieLender	$29.01	$29.01	6/27/2010 7:51:37 AM
benjamin67	$25.00	$25.00	6/26/2010 1:09:40 PM
1800porsche	$25.00	$25.00	6/26/2010 2:39:47 PM
kmr2	$25.00	$25.00	6/26/2010 7:29:25 PM
mmckune	$25.00	$25.00	6/26/2010 11:41:49 PM
durability-bandit1	$50.00	$50.00	6/28/2010 9:34:46 AM
thorough-exchange4	$25.00	$25.00	6/27/2010 8:39:40 PM
the-silver-blaster	$40.00	$40.00	6/28/2010 9:56:03 AM
forthright-principal2	$25.00	$25.00	6/28/2010 12:24:33 PM
IIP77	$25.00	$25.00	6/28/2010 11:14:47 AM
monticello	$25.00	$25.00	6/28/2010 12:15:13 PM
RationalWorld	$25.00	$25.00	6/28/2010 5:13:57 PM
bruin558	$25.00	$25.00	6/28/2010 11:08:24 PM
stilleto8	$50.00	$50.00	6/28/2010 7:49:48 PM
biobulator	$25.00	$25.00	6/29/2010 12:16:22 AM
don8ter	$25.00	$25.00	6/29/2010 12:17:17 AM
fireboss	$27.58	$27.58	6/29/2010 12:06:12 AM
treasure-bliss	$100.00	$100.00	6/29/2010 3:30:36 AM
Onesiphorus	$25.00	$25.00	6/28/2010 11:55:51 PM
outtahoth2o	$50.00	$50.00	6/29/2010 12:06:03 AM
wdove511	$25.00	$25.00	6/29/2010 12:24:42 AM
Cai8899	$50.00	$50.00	6/29/2010 5:54:36 AM
skidoo99	$25.00	$25.00	6/29/2010 7:02:43 AM
shawndw	$30.00	$30.00	6/29/2010 7:02:56 AM
Trinkaloki	$25.00	$25.00	6/29/2010 4:25:59 AM
lostontheedge	$25.00	$25.00	6/29/2010 7:05:13 AM
kashikoe	$25.00	$25.00	6/29/2010 7:01:52 AM
bradania	$25.00	$25.00	6/29/2010 7:02:45 AM
dansarkis	$25.00	$25.00	6/29/2010 7:02:50 AM
pwkpwk	$25.00	$25.00	6/29/2010 7:02:53 AM
Sixmil	$25.00	$25.00	6/29/2010 7:05:22 AM
Victor-E-Lane	$25.00	$25.00	6/29/2010 7:01:35 AM
PatRichi	$25.00	$25.00	6/29/2010 8:17:11 AM
TheColoradoDon	$25.00	$25.00	6/29/2010 7:04:13 AM
szetowski	$25.00	$25.00	6/29/2010 7:54:28 AM
lagnisiruk	$25.00	$25.00	6/29/2010 8:24:30 AM
top-courteous-peso	$100.00	$100.00	6/29/2010 10:01:41 AM
mizount	$25.00	$25.00	6/29/2010 8:59:26 AM
Hexnut	$25.00	$25.00	6/29/2010 10:00:08 AM
Dia_Lucrii	$25.00	$25.00	6/29/2010 10:00:05 AM
yons88	$30.00	$30.00	6/29/2010 1:28:15 PM
intuitive-bill	$25.00	$25.00	6/29/2010 12:41:13 PM
lucrative-durability	$25.00	$25.00	6/29/2010 5:17:20 PM
trona	$43.06	$43.06	6/29/2010 8:15:07 PM
Dollars4Rent	$25.00	$25.00	6/29/2010 9:21:13 PM
1phantom	$50.00	$50.00	6/30/2010 6:24:31 AM
market-jam	$31.88	$31.88	6/29/2010 11:39:19 PM
edsmoney	$100.00	$100.00	6/30/2010 7:58:00 AM
Loan-trust25	$26.17	$26.17	6/30/2010 9:47:00 AM
exact-peso2	$25.00	$25.00	6/30/2010 6:59:37 AM
ryan6853	$25.00	$25.00	6/30/2010 8:15:00 AM
ethicalhumanist	$25.00	$25.00	6/30/2010 11:50:26 AM
porwestco	$25.00	$25.00	6/30/2010 1:56:37 PM
martymaniaman	$49.96	$49.96	6/30/2010 10:02:10 AM
orbital-gain	$50.00	$50.00	6/30/2010 1:51:26 PM
julijask	$35.00	$35.00	6/30/2010 10:39:59 AM
julijask	$35.00	$35.00	6/30/2010 10:41:20 AM
Hidalgo2004	$75.00	$75.00	6/30/2010 2:01:57 PM
bountiful-durability	$100.00	$100.00	6/23/2010 4:13:28 PM
Havana21	$25.00	$25.00	6/23/2010 4:14:49 PM
hrubinst	$25.00	$25.00	6/23/2010 4:19:02 PM
Avala	$50.00	$50.00	6/23/2010 4:19:12 PM
head	$25.00	$25.00	6/23/2010 4:23:49 PM
orgy63	$25.00	$25.00	6/23/2010 4:12:15 PM
the-transaction-stronghold	$25.00	$25.00	6/23/2010 4:17:28 PM
studious-bonus7	$50.00	$50.00	6/23/2010 4:18:55 PM
treasure-hunter270	$25.00	$25.00	6/23/2010 4:19:22 PM
successful-euro	$30.00	$30.00	6/23/2010 4:19:37 PM
radforj22	$25.00	$25.00	6/23/2010 4:20:57 PM
Winsten	$50.00	$50.00	6/23/2010 4:21:15 PM
ommcd	$25.00	$25.00	6/23/2010 4:24:10 PM
Breakfast_Gypsy	$25.00	$25.00	6/23/2010 4:25:44 PM
PersonalBnkr	$25.00	$25.00	6/23/2010 4:25:08 PM
muzicman	$50.00	$50.00	6/23/2010 4:25:53 PM
BigMoney56	$25.00	$25.00	6/23/2010 4:36:05 PM
purposeful-benefit5	$25.00	$25.00	6/23/2010 5:50:15 PM
Artist_Blue	$25.00	$25.00	6/24/2010 9:33:34 AM
Rogesparkguy	$25.00	$25.00	6/23/2010 8:54:36 PM
reflective-rupee	$25.00	$25.00	6/24/2010 10:20:31 AM
life-is-great	$25.00	$25.00	6/24/2010 10:39:49 AM
first-upright-payout	$25.00	$25.00	6/24/2010 11:47:10 AM
dreammachine	$50.00	$50.00	6/24/2010 9:13:45 AM
successful-agreement7	$50.00	$50.00	6/24/2010 2:25:19 PM
dickfore	$25.00	$25.00	6/24/2010 9:42:30 AM
green-penny-finder	$25.00	$25.00	6/24/2010 9:44:17 AM
selector568	$125.32	$125.32	6/24/2010 10:23:58 AM
StanSpade	$50.00	$50.00	6/24/2010 11:04:47 AM
Aberdeen	$400.00	$400.00	6/24/2010 5:55:26 PM
Max8319	$25.00	$25.00	6/24/2010 7:24:37 PM
capital-mover7	$50.00	$50.00	6/24/2010 8:39:43 PM
loan-kung-fu	$25.00	$25.00	6/24/2010 9:22:40 PM
RandyL3	$25.00	$25.00	6/24/2010 9:51:00 PM
get30inc	$25.00	$25.00	6/24/2010 9:59:50 PM
SimpleChoice	$25.00	$25.00	6/25/2010 9:37:52 AM
boogles72	$50.00	$50.00	6/25/2010 1:46:03 PM
SummaCapital	$50.00	$50.00	6/26/2010 9:24:38 AM
cingular	$25.00	$25.00	6/25/2010 9:34:53 PM
trustworthy-fairness	$50.00	$50.00	6/26/2010 4:59:38 AM
LenderByDay	$25.00	$25.00	6/26/2010 7:49:47 AM
skifamily1992	$25.00	$25.00	6/26/2010 11:22:11 AM
sprinkler5	$25.00	$25.00	6/26/2010 4:00:05 PM
exciting-responsibility3	$25.00	$25.00	6/26/2010 4:15:24 PM
mpactlender	$25.00	$25.00	6/27/2010 6:54:47 AM
DadWarbucks	$25.00	$25.00	6/28/2010 5:54:50 AM
brazilofmux	$96.85	$96.85	6/28/2010 11:14:56 AM
supergiant3	$47.56	$47.56	6/28/2010 11:26:03 AM
Panna	$25.00	$25.00	6/28/2010 11:43:11 AM
jstnow	$25.00	$25.00	6/28/2010 4:29:36 PM
svandgts	$25.00	$25.00	6/28/2010 4:26:21 PM
flexible-value	$26.00	$26.00	6/28/2010 6:30:01 PM
silver-armada	$62.21	$62.21	6/28/2010 7:06:03 PM
OzGuy609	$25.00	$25.00	6/28/2010 10:43:26 PM
ISHLEP67	$40.51	$40.51	6/28/2010 11:53:11 PM
tuneman1980	$25.00	$25.00	6/29/2010 12:05:23 AM
KiwiElf	$25.00	$25.00	6/28/2010 11:51:51 PM
flwah	$25.00	$25.00	6/29/2010 12:05:07 AM
johnsails	$50.00	$50.00	6/29/2010 7:02:47 AM
Heiko	$25.00	$25.00	6/29/2010 7:02:57 AM
orange-preeminant-bill	$100.00	$100.00	6/29/2010 3:24:43 AM
AgTiPinisher	$25.00	$25.00	6/29/2010 7:01:55 AM
Apeman00	$25.00	$25.00	6/29/2010 7:02:44 AM
new-reward-sequoia	$25.00	$25.00	6/29/2010 7:02:49 AM
guaton	$25.00	$25.00	6/29/2010 7:02:52 AM
latestone	$25.00	$25.00	6/29/2010 7:05:01 AM
smartie1	$25.00	$25.00	6/29/2010 7:00:51 AM
HarrisonHome	$25.00	$25.00	6/29/2010 8:04:35 AM
five-star-justice	$30.36	$30.36	6/29/2010 7:02:18 AM
wojo	$25.00	$25.00	6/29/2010 7:46:17 AM
TEAM-Jasper	$25.00	$25.00	6/29/2010 10:00:17 AM
Winkyboy	$25.00	$18.40	6/29/2010 10:00:25 AM
lcole32	$25.00	$25.00	6/29/2010 9:35:08 AM
TommyTucker	$50.00	$50.00	6/29/2010 10:00:11 AM
Eagledrop	$25.00	$25.00	6/29/2010 9:19:56 AM
derec	$25.00	$25.00	6/29/2010 10:00:15 AM
brightest-breathtaking-finance	$100.00	$100.00	6/29/2010 9:34:42 AM
squweech	$25.00	$25.00	6/29/2010 11:06:19 AM
bellach	$25.00	$25.00	6/29/2010 10:00:22 AM
mgking007	$25.00	$25.00	6/29/2010 2:12:13 PM
green-rapid-openness	$100.00	$100.00	6/29/2010 4:16:39 PM
78	$25.00	$25.00	6/29/2010 6:14:26 PM
JerryB96	$25.00	$25.00	6/29/2010 8:53:14 PM
debt-legend	$25.00	$25.00	6/29/2010 4:26:56 PM
SongBirdProphecy	$50.00	$50.00	6/29/2010 5:21:01 PM
SpotLending	$50.00	$50.00	6/30/2010 6:28:30 AM
LawyerLoan	$50.00	$50.00	6/30/2010 7:51:02 AM
mr_boardwalk	$100.00	$100.00	6/30/2010 4:32:22 AM
mgking007	$36.05	$36.05	6/30/2010 10:46:09 AM
tender-ore	$25.00	$25.00	6/30/2010 7:47:16 AM
orange-dollar-guild	$50.00	$50.00	6/30/2010 1:36:42 PM
MrSolution	$50.00	$50.00	6/30/2010 1:02:32 PM
supergiant3	$200.00	$200.00	6/30/2010 3:13:32 PM
a-wealth-visionary	$50.00	$50.00	6/30/2010 1:12:38 PM
Engineer44	$25.00	$25.00	6/30/2010 4:08:08 PM
191 bids
Borrower Payment Dependent Notes Series 464048
This series of Notes was issued and sold upon the funding of the borrower loan #43254, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Jun-28-2010
				Auction end date:	Jul-01-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 39.15%	Final monthly payment:	$45.24

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1998	Debt/Income ratio:	Not calculated
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	7 / 7	Length of status:	5y 10m
Credit score:	680-699 (Jun-2010)	Total credit lines:	18	Occupation:	Food Service
Now delinquent:	2	Revolving credit balance:	$3,855	Stated income:	$25,000-$49,999
Amount delinquent:	$3,265	Bankcard utilization:	81%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	Hephaistion	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	8 ( 100% )	680-699 (Latest)
Principal borrowed:	$1,000.00	< 31 days late:	0 ( 0% )	680-699 (Apr-2010) 660-679 (Aug-2009) 620-639 (May-2009) 600-619 (Sep-2008)
Principal balance:	$0.02	31+ days late:	0 ( 0% )
Total payments billed:	8
Description
Paying off old credit debt
Purpose of loan:
This loan will be used to pay off an old credit card debt that is still on my credit portfolio. I'm trying to finish cleaning up my credit and this will be used to payoff there settlement offer.

My financial situation:
I am a good candidate for this loan because I have been at my job long term and my income has stayed the same or gone up. Also my credit score and report shows that I have been paying all my bills on time and clearing up negative items over the past five years.

Monthly net income: $ 2700

Monthly expenses: $
??Housing: $ 540
??Insurance: $
??Car expenses: $
??Utilities: $ 35
??Phone, cable, internet: $ 200
??Food, entertainment: $ 150
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 300
??Other expenses: $ 200
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

alexgalt	$100.00	$100.00	6/28/2010 4:45:31 PM
zone6	$150.00	$123.01	6/29/2010 6:50:51 PM
baldwinms	$25.00	$25.00	6/29/2010 7:07:54 PM
DonDiego	$25.00	$25.00	6/29/2010 10:49:13 PM
SNH	$75.00	$75.00	6/29/2010 10:37:14 PM
RainyDayLoans	$25.00	$25.00	6/30/2010 9:13:47 AM
BankofBeth	$25.00	$25.00	6/30/2010 11:27:15 AM
trade-guru938	$100.00	$100.00	6/30/2010 8:10:15 PM
Carne_Chung	$25.00	$25.00	6/30/2010 9:39:57 PM
jes5199	$51.99	$51.99	6/30/2010 5:36:29 PM
frugalinvestor20	$25.00	$25.00	6/28/2010 4:50:44 PM
reflective-rupee	$25.00	$25.00	6/28/2010 5:05:30 PM
LittleHelp	$25.00	$25.00	6/29/2010 1:56:11 PM
maccpro1	$50.00	$50.00	6/29/2010 2:48:46 PM
well-mannered-income3	$25.00	$25.00	6/29/2010 3:02:47 PM
five-star-note	$50.00	$50.00	6/29/2010 10:38:56 PM
icanhasloanz	$25.00	$25.00	6/30/2010 2:11:09 AM
WonByOne	$50.00	$50.00	6/30/2010 6:10:44 AM
cbivitz	$75.00	$75.00	7/1/2010 6:45:09 AM
IceFishingCash	$25.00	$25.00	6/30/2010 10:03:59 PM
currency-bumblebee	$50.00	$50.00	7/1/2010 5:21:25 AM
21 bids
Borrower Payment Dependent Notes Series 464450
This series of Notes was issued and sold upon the funding of the borrower loan #43260, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%	Auction start date:	Jun-30-2010
				Auction end date:	Jul-01-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$135.71

Auction yield range:	13.98% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1989	Debt/Income ratio:	39%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	6 / 6	Length of status:	1y 11m
Credit score:	620-639 (Jun-2010)	Total credit lines:	28	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$2,247	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	91%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	4
Screen name:	sugar1118	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	28 ( 100% )	620-639 (Latest)
Principal borrowed:	$2,800.00	< 31 days late:	0 ( 0% )	600-619 (Sep-2009) 580-599 (Feb-2008) 600-619 (Jan-2008)
Principal balance:	$889.21	31+ days late:	0 ( 0% )
Total payments billed:	28
Description
A more affordable life
Purpose of loan
I am looking for $3000.00 with which to pay-off approximately $2200.00 in revolving/credit card debt and $800.00 to use to pay off small personal loan with a payment of $126.00.?? I have been a prosper customer for 2 ? years and have never been late with a payment, which will be paid off in Feb. 2011.? My credit is finally starting to look better and with this loan I will be able to pay-off the nagging credit card bills and increase my credit score.? I have worked very hard the last couple of years to turn things around and it?s starting to pay-off.? I have shredded all my credit cards and only use my debt card now, unfortunately there never seems to be enough to pay extra on the credit card bills and I?m not making any headway with them.? At the rate I?m going, it will take forever to pay these small balances off.? By doing this, I will be lowering my monthly debt by approximately $120.00, but more importantly, I?ll know that in 3 years I?ll be free of this debt!? Thank you in advance for your help.My financial situation:
I am a good candidate for this loan because?
I have a very stable income.? I work for a school district all year as an administration secretary.? I have worked hard to make good on some old credit issues and am finally starting to see daylight.? My husband is takes care of the house, insurance and utilities and my check is only used for my credit cards and living expenses.
Monthly net income: $ 1800.00

Monthly expenses: $ 546.00
??Housing: $
??Insurance: $
??Car expenses: $ 100.00
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $ 100.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 246.00
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

reflective-rupee	$25.00	$25.00	6/30/2010 4:27:07 PM
AlexTrep	$25.00	$25.00	6/30/2010 4:25:57 PM
reflective-rupee	$25.00	$25.00	6/30/2010 4:27:31 PM
icanhasloanz	$200.00	$200.00	7/1/2010 2:25:12 AM
principal-mermaid	$300.00	$300.00	6/30/2010 8:17:10 PM
reflective-rupee	$3,000.00	$2,125.00	6/30/2010 4:26:39 PM
reflective-rupee	$25.00	$25.00	6/30/2010 4:26:54 PM
reflective-rupee	$25.00	$25.00	6/30/2010 4:27:19 PM
top-courteous-peso	$25.00	$25.00	6/30/2010 4:39:12 PM
wwwUniversal	$25.00	$25.00	6/30/2010 4:39:14 PM
unger	$100.00	$100.00	7/1/2010 4:36:49 AM
BradP	$50.00	$50.00	6/30/2010 5:45:04 PM
maccpro1	$50.00	$50.00	6/30/2010 6:44:40 PM
13 bids
Borrower Payment Dependent Notes Series 462023
This series of Notes was issued and sold upon the funding of the borrower loan #43348, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jun-21-2010
				Auction end date:	Jun-28-2010

Starting lender yield:	8.33%	Starting borrower rate/APR:	9.33% / 11.43%	Starting monthly payment:	$127.81
Final lender yield:	8.33%	Final borrower rate/APR:	9.33% / 11.43%	Final monthly payment:	$127.81

Auction yield range:	3.98% - 8.33%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.21%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1994	Debt/Income ratio:	22%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	7 / 6	Length of status:	11y 10m
Credit score:	720-739 (Jun-2010)	Total credit lines:	17	Occupation:	Clerical
Now delinquent:	0	Revolving credit balance:	$59,214	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	54%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	JustMee	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	30 ( 100% )	720-739 (Latest)
Principal borrowed:	$8,000.00	< 31 days late:	0 ( 0% )	720-739 (Aug-2009) 720-739 (Jul-2008) 800-819 (Aug-2007)
Principal balance:	$1,447.17	31+ days late:	0 ( 0% )
Total payments billed:	30
Description
3rd. Prosper Loan
Purpose of loan:
Rather use Prosper than Chase

My financial situation:
I am getting more than enough from my Prosper investment to make payments for this loan.? I would never endanger?my credit score for such a small amount of money :)
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Mr-Miracle	$25.00	$25.00	6/21/2010 4:48:26 PM
smart-risk-lender	$25.00	$25.00	6/21/2010 7:22:18 PM
Lo0se_mo0se	$25.00	$25.00	6/25/2010 1:23:41 PM
Galdis	$25.00	$25.00	6/27/2010 8:18:39 AM
hektek22	$300.00	$300.00	6/27/2010 9:25:59 AM
Aberdeen	$400.00	$400.00	6/28/2010 11:27:24 AM
foldingbenny2	$65.00	$65.00	6/28/2010 12:13:48 PM
emjaybee	$25.00	$25.00	6/28/2010 3:42:12 PM
reflective-rupee	$1,200.00	$886.67	6/28/2010 12:31:58 PM
wwwUniversal	$25.00	$25.00	6/28/2010 12:35:32 PM
ethicalhumanist	$25.00	$25.00	6/28/2010 3:40:40 PM
MoneyForNothing	$40.18	$40.18	6/21/2010 10:27:33 PM
benevolent-benefit	$25.00	$25.00	6/22/2010 3:37:09 AM
Chesterite	$25.00	$25.00	6/22/2010 8:34:14 AM
heerzaquestion	$25.00	$25.00	6/22/2010 3:46:33 PM
tomjac2000	$25.00	$25.00	6/23/2010 8:57:36 PM
CA_Lender	$25.00	$25.00	6/24/2010 7:37:32 AM
Exibility-Inc	$43.96	$43.96	6/24/2010 11:05:02 PM
sfmdg	$50.00	$50.00	6/25/2010 5:29:34 PM
mrreynol	$25.00	$25.00	6/27/2010 2:34:31 PM
RecoveryLender	$60.21	$60.21	6/28/2010 11:09:58 AM
RandyL3	$25.00	$25.00	6/28/2010 11:27:23 AM
JGuide	$1,001.99	$1,001.99	6/28/2010 10:48:56 AM
Aberdeen	$400.00	$400.00	6/28/2010 11:27:18 AM
JGuide	$301.99	$301.99	6/28/2010 11:15:28 AM
mgking007	$25.00	$25.00	6/28/2010 1:05:16 PM
Memphis-King	$75.00	$75.00	6/28/2010 3:51:56 PM
27 bids
Borrower Payment Dependent Notes Series 463277
This series of Notes was issued and sold upon the funding of the borrower loan #43268, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Jun-22-2010
				Auction end date:	Jun-29-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$226.18

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1988	Debt/Income ratio:	19%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	3 / 2	Length of status:	4y 5m
Credit score:	660-679 (Jun-2010)	Total credit lines:	21	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	unbelievable-greenback7	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off my credit cards
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because? I have worked the same field for nearly 20 years and i have lived at the same address for 10 years. I have a stable income and my paycheck is directly deposited into my bank account. My loan payments will be automatically paid from this account and I have been with this bank for over 20 years. Thank you for considering my request.

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Please tell us what cards you intend to pay off and how much on each. Also, what sort of work do you do? Please answer publicly. Thanks. - tigercat
A: My occupation is residential program supervisor, the closest career on the drop down list is social worker. I have been in this line of work for nearly 20 years. I woyld like to pay-off a revolving credit for about $2,500, and perhaps buy an inexpensive used auto. (Jun-25-2010)
Q: Hi, can you please list your (a) net monthly income and (b) expenses, including: Housing, Insurance, Car expenses, Utilities, Phone, cable, internet, Food, entertainment, Clothing, household , credit card, other debt payments. Thanks. - interest88
A: Thanks for asking since I haven't figured out how to get back in and edit my listing. I make $1810 a month, my rent is 300, my utilities for this small house are averaging about $75 in the summer. i pay $55 a month for phone and about $150 a month for food. I use the internet at library and i don't watch TV at home (Jun-27-2010)
Q: Hi, Your revolving credit shows $0, but you indicate that you want to pay off $2500 revolving debt. Is there other debt that does not show in the listing? How much is your utility fees for heat in winter? Thanks, - p2ploan-sensation211
A: I have an account with a shopping club warehouse, I'm not sure if i'm allowed to mention names. The balance remains over 2,000. My gas bills in winter average $65 a month. thanks for asking! (Jun-28-2010)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Diamond_Jim	$25.00	$25.00	6/22/2010 10:01:58 AM
simplelender80	$50.00	$50.00	6/22/2010 10:02:02 AM
hard-working-loot	$25.00	$25.00	6/22/2010 11:20:11 AM
Buffer10	$25.00	$25.00	6/22/2010 11:20:59 AM
IIP77	$25.00	$25.00	6/22/2010 11:21:08 AM
famous-bill	$50.00	$50.00	6/22/2010 11:21:20 AM
PRGuyinVA	$25.00	$25.00	6/22/2010 10:01:54 AM
hyrolln	$25.00	$25.00	6/22/2010 10:00:13 AM
Caerus	$25.00	$25.00	6/22/2010 10:01:50 AM
Cash_Angel	$25.00	$25.00	6/22/2010 11:20:06 AM
marketplace-buckeye	$25.00	$25.00	6/22/2010 11:20:31 AM
friendly-worth3	$25.00	$25.00	6/22/2010 11:20:40 AM
data2360	$45.00	$45.00	6/22/2010 11:20:08 AM
gallant-economy9	$25.00	$25.00	6/22/2010 11:20:32 AM
zone6	$100.00	$100.00	6/22/2010 11:20:56 AM
SailAwayMoon	$25.00	$25.00	6/22/2010 11:21:16 AM
svandgts	$50.00	$50.00	6/22/2010 11:21:31 AM
skunkor2	$25.00	$25.00	6/22/2010 12:50:36 PM
upright-revenue7	$25.00	$25.00	6/22/2010 3:51:17 PM
scottr	$25.00	$25.00	6/23/2010 9:59:56 AM
mesfinity	$25.00	$25.00	6/22/2010 10:04:56 PM
macbeck22	$25.00	$25.00	6/23/2010 10:34:06 AM
p2ploan-leaper	$25.00	$25.00	6/23/2010 10:46:49 AM
Legally_Blonde	$25.00	$25.00	6/23/2010 8:07:55 AM
1nvest	$25.00	$25.00	6/23/2010 10:00:00 AM
moopi	$50.00	$50.00	6/23/2010 1:59:31 PM
selfmademan	$25.00	$25.00	6/23/2010 10:19:18 AM
swoosh	$25.00	$25.00	6/23/2010 10:35:13 AM
Georgetastic	$25.00	$25.00	6/23/2010 10:34:09 AM
HHP	$25.00	$25.00	6/23/2010 10:35:16 AM
PoliticinandNegotiatin	$25.00	$25.00	6/23/2010 4:00:19 PM
rock-turner	$25.00	$25.00	6/23/2010 10:47:13 AM
nanda	$25.00	$25.00	6/23/2010 1:09:51 PM
gotjack	$25.00	$25.00	6/23/2010 1:44:33 PM
tjone69	$30.00	$30.00	6/23/2010 1:45:20 PM
samo102us	$25.00	$25.00	6/23/2010 4:00:20 PM
direct-yield	$25.00	$25.00	6/23/2010 4:03:33 PM
Comoparklender	$50.00	$50.00	6/24/2010 8:34:29 AM
majestic-currency3	$50.00	$50.00	6/24/2010 12:35:24 PM
antrux	$25.00	$25.00	6/24/2010 9:43:50 AM
squarebob	$25.00	$25.00	6/24/2010 11:04:39 AM
basis-prodigy	$25.00	$25.00	6/24/2010 3:09:29 PM
unger	$50.00	$50.00	6/25/2010 2:04:29 AM
ultimate-power2	$25.00	$25.00	6/25/2010 10:47:47 AM
tjone69	$25.00	$25.00	6/25/2010 9:07:53 PM
equitylender	$30.00	$30.00	6/27/2010 7:59:18 PM
innovator2	$50.00	$50.00	6/28/2010 4:32:15 PM
eureka117	$25.00	$25.00	6/28/2010 4:40:08 PM
DasMula	$25.00	$25.00	6/28/2010 8:03:24 PM
order-bee1	$50.00	$50.00	6/29/2010 1:47:44 AM
BankerBoy414	$25.00	$25.00	6/28/2010 11:41:51 PM
CashFlow13	$1,000.00	$733.19	6/29/2010 2:36:35 AM
shrewd-income	$25.00	$25.00	6/29/2010 5:19:29 AM
wealth-pipeline	$25.00	$25.00	6/29/2010 7:13:33 AM
bonafide-commitment2	$25.00	$25.00	6/29/2010 8:16:20 AM
MrPie	$25.00	$25.00	6/29/2010 7:54:07 AM
jhernand17	$25.00	$25.00	6/29/2010 9:19:30 AM
worthy-bid4	$25.00	$25.00	6/29/2010 8:19:32 AM
treasure-hunter270	$25.00	$25.00	6/22/2010 10:02:00 AM
helping-out	$35.00	$35.00	6/22/2010 10:02:10 AM
RMB-Investments	$25.00	$25.00	6/22/2010 9:55:21 AM
drew2zara	$25.00	$25.00	6/22/2010 11:20:34 AM
skuba	$25.00	$25.00	6/22/2010 11:20:42 AM
SBT	$25.00	$25.00	6/22/2010 10:01:56 AM
burrito6	$25.00	$25.00	6/22/2010 10:01:48 AM
birddogsb	$50.00	$50.00	6/22/2010 10:05:47 AM
green-thoughtful-yield	$50.00	$50.00	6/22/2010 10:41:37 AM
nybanker85	$35.42	$35.42	6/22/2010 11:20:24 AM
Aleut	$25.00	$25.00	6/22/2010 11:20:57 AM
loan-genie88	$25.00	$25.00	6/22/2010 11:21:21 AM
kindness-hickory5	$25.00	$25.00	6/22/2010 11:20:09 AM
handy-justice	$34.27	$34.27	6/22/2010 11:20:26 AM
autonomous-truth	$50.00	$50.00	6/22/2010 11:20:41 AM
kind-efficient-credit	$25.00	$25.00	6/22/2010 11:20:58 AM
uncleegg	$50.00	$50.00	6/22/2010 11:21:23 AM
AlexTrep	$25.00	$25.00	6/22/2010 12:29:38 PM
reflective-rupee	$25.00	$25.00	6/22/2010 4:49:44 PM
Artist_Blue	$25.00	$25.00	6/22/2010 5:51:13 PM
realtormoises	$25.00	$25.00	6/23/2010 9:34:28 AM
well-mannered-income3	$25.00	$25.00	6/22/2010 6:56:20 PM
LuvToLend	$25.00	$25.00	6/23/2010 10:00:26 AM
glimmering-point	$25.00	$25.00	6/23/2010 10:45:42 AM
devin57	$25.00	$25.00	6/23/2010 9:37:08 AM
TribecaFunding	$25.00	$25.00	6/23/2010 10:19:07 AM
108lender	$25.00	$25.00	6/23/2010 10:21:01 AM
lcole32	$25.00	$25.00	6/23/2010 10:33:39 AM
time4aloan	$25.00	$25.00	6/23/2010 10:50:44 AM
shrewd-peace7	$25.00	$25.00	6/24/2010 10:22:51 AM
finance-solo	$25.00	$25.00	6/24/2010 10:40:38 AM
auction-workhorse679	$25.00	$25.00	6/24/2010 9:50:57 AM
logical-loyalty0	$25.00	$25.00	6/24/2010 2:54:40 PM
wlm3012	$25.00	$25.00	6/24/2010 6:10:44 PM
loan-kung-fu	$25.00	$25.00	6/24/2010 9:22:53 PM
systemlender	$25.00	$25.00	6/25/2010 9:36:49 AM
CashFlow13	$500.00	$500.00	6/25/2010 5:24:15 PM
gold-cluster	$100.00	$100.00	6/26/2010 7:31:01 AM
kashikoe	$25.00	$25.00	6/26/2010 12:59:34 PM
marwadi-62	$25.00	$25.00	6/27/2010 5:15:35 PM
loanfairy	$25.00	$25.00	6/28/2010 8:34:29 AM
zone6	$100.00	$100.00	6/27/2010 5:59:57 PM
gold-cluster	$100.00	$100.00	6/28/2010 11:35:55 AM
asset-trumpeter	$25.00	$25.00	6/28/2010 10:58:29 AM
FinDoc	$25.00	$25.00	6/28/2010 11:26:41 AM
rate-farm3	$229.64	$229.64	6/28/2010 1:29:47 PM
nodebt2012	$25.00	$25.00	6/28/2010 4:30:34 PM
income-pillow	$50.00	$50.00	6/28/2010 4:13:53 PM
revenue-driver8	$25.00	$25.00	6/28/2010 4:16:08 PM
DasMula	$25.00	$25.00	6/28/2010 8:03:51 PM
muth6969	$52.48	$52.48	6/28/2010 8:31:33 PM
Amber_Stone	$25.00	$25.00	6/28/2010 9:42:19 PM
Kash2010lu	$25.00	$25.00	6/28/2010 11:28:29 PM
kendigme	$25.00	$25.00	6/29/2010 3:34:10 AM
grampy48	$25.00	$25.00	6/29/2010 6:47:34 AM
2152	$25.00	$25.00	6/29/2010 8:09:11 AM
Leshan	$25.00	$25.00	6/29/2010 7:53:35 AM
115 bids
Borrower Payment Dependent Notes Series 463701
This series of Notes was issued and sold upon the funding of the borrower loan #43269, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%	Auction start date:	Jun-22-2010
				Auction end date:	Jun-29-2010

Starting lender yield:	22.68%	Starting borrower rate/APR:	23.68% / 25.97%	Starting monthly payment:	$292.99
Final lender yield:	22.68%	Final borrower rate/APR:	23.68% / 25.97%	Final monthly payment:	$292.99

Auction yield range:	7.98% - 22.68%	Estimated loss impact:	8.54%
Lender servicing fee:	1.00%	Estimated return:	14.14%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1986	Debt/Income ratio:	27%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	15 / 13	Length of status:	6y 7m
Credit score:	700-719 (Jun-2010)	Total credit lines:	45	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$77,054	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	96%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	Served23	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	22 ( 100% )	700-719 (Latest)
Principal borrowed:	$3,500.00	< 31 days late:	0 ( 0% )	660-679 (Jul-2008)
Principal balance:	$1,599.78	31+ days late:	0 ( 0% )
Total payments billed:	22
Description
Paying off CCs at a lower rate
Purpose of loan:
This loan will be used to?pay off the balance on several CCs currently charging 29.99% - and paying off my existing Prosper loan. This is a re-list - originally I was looking for help with College tuition - got that figured out as my child as able to fund (borrow) their own tuition - my goal is to be debt free before graduation so I can pay off the loans.

My financial situation: Good
I am a good candidate for this loan because?I have a solid history of payments through Prosper, I have increased my credit score over the past 18 months by paying down debt (over 15000 in the past 12 months alone!). I am committed to getting debt free! I will pay off my existing Prosper loan (1605.61) and 8 other CCs. The total monthly payments on all 9 accounts is currently 576.31 (and some won't pay off for 5 years!). This loan will save me 283.31 a month that I will apply to other debt that I am paying off. I will apply the 283.31 to the next account as an additional payment thereby paying that account off earlier - and then I will add the combined payment to the next. This is snowballing and the overall effect is that I will be completely consumer debt free by the end of this prosper loan. This loan is the catalyst to further my debt reduction. At the end of this loan I will begin investing through Prosper as a payback. As you can see from my financials I have a high revolving credit balance. This is the result of leaving the military and having to fund a career change. I also underestimated the annual profit check I would receive from my company (thanks global economic downturn). I have since realized the foolishness of my ways and am 100% committed to eliminating my debt.

Monthly net income: $ 8600

Monthly expenses: $ 6367.00
??Housing: $ 1405
??Insurance: $ 400
??Car expenses: $ 1285
??Utilities: $ 150
??Phone, cable, internet: $ 40
??Food, entertainment: $ 300
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 2687
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: The debts that you listed in your answer totaled about $35K, which is much less than the $77K shown in your Prosper credit profile. Do you have other debt, such as a home equity line of credit? Thanks - reflective-rupee
A: Yes, I have a Heloc which is at 40K, 10%, 250 payment. I have eliminated over 15k in debts over the past 6 months, and with this loan will be able to restructure existing high-interest debt (not add more) that will allow me to be completely debt free in 36 months - all existing CCs/store cards by Dec 2013, the heloc by Mar 2015, and my primary mortgage by Feb 2019. I am using a plan developed by Dave Ramsey (daveramsey.com) - It has worked so far...just need another kick. (Jun-28-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

robot777	$40.00	$40.00	6/22/2010 10:02:16 AM
tntmojave	$25.00	$25.00	6/22/2010 9:57:01 AM
rustysailor	$35.00	$35.00	6/22/2010 12:21:19 PM
frogperson	$50.00	$50.00	6/22/2010 3:53:03 PM
Myrick	$25.00	$25.00	6/22/2010 6:26:57 PM
well-mannered-income3	$25.00	$25.00	6/22/2010 6:49:48 PM
reflective-rupee	$25.00	$25.00	6/22/2010 4:43:42 PM
tnjohnso	$25.00	$25.00	6/23/2010 10:25:22 AM
Trakissta	$100.00	$100.00	6/23/2010 7:22:19 PM
dontletmoneyfoolya	$50.00	$50.00	6/23/2010 7:46:24 PM
reflective-rupee	$100.00	$100.00	6/24/2010 9:30:00 AM
payment-halo	$25.00	$25.00	6/26/2010 3:50:48 PM
commanding-income774	$25.00	$25.00	6/26/2010 7:07:56 PM
credible-compassion6	$25.00	$25.00	6/26/2010 10:42:10 AM
benevolent-benefit	$25.00	$25.00	6/26/2010 12:53:55 PM
fund-dragster	$49.79	$49.79	6/26/2010 2:25:32 PM
marinade	$25.00	$25.00	6/26/2010 4:59:24 PM
mmrothsc	$30.00	$30.00	6/27/2010 7:01:43 AM
finance-solo	$36.73	$36.73	6/28/2010 7:10:28 AM
reflective-rupee	$250.00	$250.00	6/28/2010 9:40:40 AM
top-courteous-peso	$65.00	$65.00	6/28/2010 11:45:54 AM
five-star-note	$35.00	$35.00	6/28/2010 4:02:18 PM
blue-dollar-viking	$50.00	$50.00	6/28/2010 5:46:35 PM
zone6	$200.00	$200.00	6/28/2010 6:57:55 PM
blue-dollar-viking	$100.00	$100.00	6/28/2010 5:45:53 PM
DasMula	$25.00	$25.00	6/28/2010 8:17:52 PM
mpatrick	$50.00	$50.00	6/28/2010 9:30:21 PM
KDW08	$25.00	$25.00	6/28/2010 8:05:56 PM
DasMula	$25.00	$25.00	6/28/2010 8:18:04 PM
Bob450	$30.00	$30.00	6/28/2010 9:25:29 PM
MattProsper	$150.00	$150.00	6/28/2010 9:51:42 PM
Ven58	$25.00	$25.00	6/28/2010 11:51:11 PM
intelligent-yield	$50.00	$50.00	6/28/2010 10:36:35 PM
investment-cluster	$25.00	$25.00	6/29/2010 3:36:04 AM
credit-panda1	$25.00	$25.00	6/29/2010 6:10:05 AM
JCM_MN	$30.00	$30.00	6/29/2010 4:54:18 AM
groundsquirrel	$25.00	$25.00	6/29/2010 7:02:25 AM
kronosmetis	$25.00	$25.00	6/29/2010 7:45:06 AM
shrewd-income	$100.00	$100.00	6/29/2010 7:27:14 AM
porwestco	$25.00	$25.00	6/29/2010 7:45:00 AM
exchange-cowbell5	$25.00	$25.00	6/29/2010 8:01:38 AM
bold-attentive-listing	$60.00	$60.00	6/29/2010 9:09:18 AM
reflective-rupee	$1,000.00	$244.45	6/29/2010 7:40:13 AM
scientists	$25.00	$25.00	6/29/2010 9:05:18 AM
Joyflyer	$737.43	$737.43	6/22/2010 12:32:22 PM
Bank_Of_XL	$50.00	$50.00	6/22/2010 12:34:33 PM
rate-mogul	$50.00	$50.00	6/22/2010 10:02:21 AM
red-favorable-basis	$25.00	$25.00	6/22/2010 8:11:57 PM
CashMoney2009	$25.00	$25.00	6/22/2010 6:52:27 PM
Whipster	$50.00	$50.00	6/22/2010 8:08:03 PM
113121	$25.00	$25.00	6/24/2010 6:11:39 AM
Top_Gun_Lender	$35.00	$35.00	6/23/2010 5:21:15 PM
Imaginos1892	$75.00	$75.00	6/24/2010 6:04:56 PM
lucrative-loan	$50.00	$50.00	6/24/2010 6:09:46 PM
green-thoughtful-yield	$50.00	$50.00	6/24/2010 9:35:41 PM
hillerod	$25.00	$25.00	6/25/2010 11:36:50 AM
clemclan	$25.00	$25.00	6/25/2010 1:05:39 PM
Sol_Invictus	$25.00	$25.00	6/25/2010 5:49:16 PM
dynrep	$49.01	$49.01	6/26/2010 2:38:14 PM
supreme-hope	$25.00	$25.00	6/26/2010 6:19:20 AM
AlexTrep	$25.00	$25.00	6/27/2010 1:26:40 PM
hektek22	$300.00	$300.00	6/27/2010 9:02:59 AM
mercuriant	$25.00	$25.00	6/27/2010 9:06:17 AM
selector568	$200.00	$200.00	6/27/2010 10:25:19 AM
113121	$100.00	$100.00	6/28/2010 6:03:38 AM
E-B	$50.00	$50.00	6/28/2010 3:08:18 AM
wonder3	$25.00	$25.00	6/28/2010 12:52:58 PM
reflective-rupee	$150.00	$150.00	6/28/2010 3:02:34 PM
jhouman	$25.00	$25.00	6/28/2010 4:02:01 PM
ptjg	$50.00	$50.00	6/28/2010 4:12:53 PM
revenue-driver8	$25.00	$25.00	6/28/2010 4:31:59 PM
ryan6853	$25.00	$25.00	6/28/2010 1:20:52 PM
reflective-rupee	$448.00	$448.00	6/28/2010 2:33:02 PM
Frosty	$50.00	$50.00	6/28/2010 4:35:24 PM
113121	$544.26	$544.26	6/28/2010 5:47:15 PM
interest88	$25.00	$25.00	6/28/2010 5:56:12 PM
relentless-penny	$250.00	$250.00	6/28/2010 7:41:41 PM
Jordan1123	$25.00	$25.00	6/28/2010 8:59:24 PM
CA_Lender	$25.00	$25.00	6/28/2010 9:07:29 PM
nitrostamped	$100.00	$100.00	6/28/2010 8:35:23 PM
vigilance-searcher	$25.00	$25.00	6/28/2010 10:00:24 PM
green-rapid-openness	$100.00	$100.00	6/28/2010 10:03:34 PM
zooom7	$50.00	$50.00	6/29/2010 12:22:49 AM
BrighterSuns	$25.00	$25.00	6/29/2010 5:30:53 AM
order-bee1	$25.00	$25.00	6/29/2010 2:05:58 AM
113121	$100.00	$100.00	6/29/2010 6:28:58 AM
NekHoldings	$25.00	$25.00	6/29/2010 5:04:39 AM
patriot384	$240.00	$240.00	6/29/2010 7:02:31 AM
superstar449	$25.00	$25.00	6/29/2010 7:34:53 AM
payout-network1	$25.00	$25.00	6/29/2010 6:30:36 AM
MrPie	$25.00	$25.00	6/29/2010 7:37:04 AM
chameleon125	$50.00	$50.00	6/29/2010 7:45:55 AM
wwwUniversal	$25.00	$25.00	6/29/2010 7:46:49 AM
Rip128	$90.00	$90.00	6/29/2010 7:26:26 AM
ptjg	$25.00	$25.00	6/29/2010 7:34:44 AM
Leshan	$150.33	$150.33	6/29/2010 8:02:10 AM
wealth-multiplier	$25.00	$25.00	6/29/2010 8:48:26 AM
worthy-bid4	$25.00	$25.00	6/29/2010 8:20:58 AM
branaa99	$25.00	$25.00	6/29/2010 8:53:17 AM
buffalobills	$25.00	$25.00	6/29/2010 7:52:34 AM
mckhbnpc	$30.00	$30.00	6/29/2010 8:06:24 AM
bunnybear	$40.00	$40.00	6/29/2010 8:19:49 AM
credit-coach118	$55.00	$55.00	6/29/2010 8:50:04 AM
principal-star	$25.00	$25.00	6/29/2010 9:33:33 AM
RecoveryLender	$25.00	$25.00	6/29/2010 9:41:28 AM
105 bids
Borrower Payment Dependent Notes Series 463759
This series of Notes was issued and sold upon the funding of the borrower loan #43265, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jun-23-2010
				Auction end date:	Jun-30-2010

Starting lender yield:	26.25%	Starting borrower rate/APR:	27.25% / 29.59%	Starting monthly payment:	$286.72
Final lender yield:	26.25%	Final borrower rate/APR:	27.25% / 29.59%	Final monthly payment:	$286.72

Auction yield range:	10.98% - 26.25%	Estimated loss impact:	10.65%
Lender servicing fee:	1.00%	Estimated return:	15.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1994	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	5	Current / open credit lines:	6 / 6	Length of status:	1y 2m
Credit score:	740-759 (Jun-2010)	Total credit lines:	27	Occupation:	Realtor
Now delinquent:	0	Revolving credit balance:	$17,691	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	61%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	mommyrealtor79	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off higher int. credit cards
Purpose of loan:
This loan will be used to pay off some silly crazy credit cards that we have super high interest (25-30%) Can't get out from them because minimum payments go basically to interest and all I'm making is the minimum since they have shot up so much.

My financial situation:
I am a good candidate for this loan because my husband and I are both employed, we have just transistioned to me being a Realtor, so we had to use the credit cards to fill in the gap.? However, I've had 15 closings in the first 5 months of 2010, I'm partnered with another great experienced Realtor and we are doing?well.? I have 2 college degrees and an excellent work history in customer service management.

Monthly net income: $ 3,000 - Family - This is an average. Sometimes more, sometimes less but my husband is a firefighter and has?a secure stable?job with a consistent income.

Monthly expenses: $
??Housing: $ 750
??Insurance: $ 100
??Car expenses: $ 000 both are paid off, just?gas and maintenance
??Utilities: $ 200
??Phone, cable, internet: $ 250
??Food, entertainment: $ never go out, never buy anything. We do netflix, thats about it!!
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 550 - this is because the rates have shot up on the credit cards... its crazy!
??Other expenses: $ 100
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi, How did you build up your revolving credit balance? Will you do auto payment for this loan if you win this loan? Thanks, - p2ploan-sensation211
A: I will definitely do auto pay out of my checking account. (It is tied as well to an overdraft protection acct) I built up credit balances by younger days spending, meeting my future husband and transferring some of his bad debt to my cc, when I was younger I should have paid it off each month but it was too easy not to. 2 yrs ago we bought a 99HondaOdyssey for $5K and paid 2K cash and put 3K on a 0% cc check. (!) Then this past year used to fill in income gap/maternity leave time. (Jun-26-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

simplelender80	$50.00	$50.00	6/23/2010 4:21:33 PM
top-historic-peso	$26.00	$26.00	6/23/2010 4:23:02 PM
successful-euro	$30.00	$30.00	6/23/2010 4:21:28 PM
personal-lender	$25.00	$25.00	6/23/2010 4:23:23 PM
DreDub	$50.00	$50.00	6/23/2010 4:24:32 PM
desertoasis	$25.00	$25.00	6/23/2010 4:24:44 PM
FeedTheMachine	$33.13	$33.13	6/23/2010 9:50:42 PM
time4aloan	$30.00	$30.00	6/24/2010 10:24:14 AM
qwsd12	$40.00	$40.00	6/24/2010 7:20:17 AM
reflective-rupee	$25.00	$25.00	6/24/2010 10:20:51 AM
first-upright-payout	$25.00	$25.00	6/24/2010 11:46:37 AM
kind-adventurous-finance	$30.00	$30.00	6/25/2010 7:50:52 AM
soulful-truth	$1,000.00	$1,000.00	6/25/2010 4:26:02 PM
1800porsche	$25.00	$25.00	6/26/2010 2:44:37 PM
AlexTrep	$25.00	$25.00	6/27/2010 1:26:47 PM
AlexTrep	$25.00	$25.00	6/27/2010 1:34:52 PM
seisen	$50.00	$50.00	6/27/2010 5:00:39 PM
Sam65	$25.00	$25.00	6/27/2010 5:05:43 PM
Sateesh	$25.00	$25.00	6/27/2010 8:44:50 AM
asmithj	$50.00	$50.00	6/27/2010 5:00:43 PM
tech310	$50.00	$50.00	6/28/2010 9:37:21 AM
decisive-capital	$38.21	$38.21	6/28/2010 12:15:07 PM
relentless-penny	$50.00	$50.00	6/28/2010 7:52:32 PM
DasMula	$100.00	$100.00	6/28/2010 9:04:43 PM
DasMula	$66.53	$66.53	6/28/2010 9:05:16 PM
E-B	$50.00	$50.00	6/29/2010 3:38:20 AM
godspeed237	$25.00	$25.00	6/29/2010 12:24:03 PM
wwwUniversal	$25.00	$25.00	6/29/2010 12:30:51 PM
credit-missile	$25.00	$25.00	6/29/2010 1:01:04 PM
tompau	$25.00	$25.00	6/29/2010 2:52:35 PM
yons88	$30.00	$30.00	6/29/2010 1:32:52 PM
Rogelio48	$25.00	$25.00	6/29/2010 2:19:31 PM
credit-missile	$41.40	$41.40	6/29/2010 3:33:12 PM
MattProsper	$50.00	$50.00	6/29/2010 4:21:30 PM
DasMula	$25.00	$25.00	6/29/2010 8:31:33 PM
moola-accelerator6	$30.00	$30.00	6/29/2010 8:34:39 PM
DasMula	$81.89	$81.89	6/29/2010 8:37:27 PM
DasMula	$25.00	$25.00	6/29/2010 8:30:47 PM
DasMula	$25.00	$25.00	6/29/2010 8:31:47 PM
reflective-rupee	$300.00	$300.00	6/29/2010 8:43:43 PM
Zipcut	$50.00	$50.00	6/29/2010 9:46:21 PM
credit-missile	$58.88	$58.88	6/29/2010 11:51:02 PM
patriot384	$70.00	$70.00	6/30/2010 6:34:10 AM
exact-peso2	$25.00	$25.00	6/30/2010 7:06:50 AM
reddyloan	$50.00	$50.00	6/30/2010 7:15:40 AM
commanding-income774	$25.00	$25.00	6/30/2010 1:25:12 AM
JauaFlash	$26.43	$26.43	6/30/2010 9:33:01 AM
Leshan	$50.00	$50.00	6/30/2010 8:37:16 AM
Maximum_Investment	$40.02	$40.02	6/30/2010 9:34:34 AM
principal-laser	$34.05	$34.05	6/30/2010 11:34:06 AM
bold-attentive-listing	$51.77	$51.77	6/30/2010 11:40:08 AM
ethicalhumanist	$25.00	$25.00	6/30/2010 11:57:33 AM
MrPie	$50.00	$50.00	6/30/2010 12:33:03 PM
LeoBUSIIT	$25.00	$25.00	6/30/2010 1:55:00 PM
UCSBGAUCHOS	$25.00	$25.00	6/30/2010 2:50:19 PM
MADAOO7	$50.00	$50.00	6/23/2010 4:21:47 PM
Havana21	$25.00	$25.00	6/23/2010 4:21:56 PM
greenwell	$25.00	$25.00	6/23/2010 4:22:12 PM
orderly-leverage	$30.00	$30.00	6/23/2010 4:23:06 PM
Pman	$25.00	$25.00	6/23/2010 4:25:32 PM
AF-Chief	$28.00	$28.00	6/23/2010 4:14:10 PM
relentless-penny	$25.00	$25.00	6/23/2010 4:22:16 PM
IntrepidInvestment	$50.00	$50.00	6/23/2010 4:22:27 PM
loot-heart	$50.00	$50.00	6/23/2010 4:22:50 PM
cash-spark3	$50.00	$50.00	6/23/2010 4:22:53 PM
bid-czar8	$100.00	$100.00	6/23/2010 4:22:03 PM
Comoparklender	$25.00	$25.00	6/23/2010 4:23:29 PM
head	$25.00	$25.00	6/23/2010 4:23:55 PM
ommcd	$25.00	$25.00	6/23/2010 4:24:03 PM
PatRichi	$25.00	$25.00	6/24/2010 6:49:42 AM
sanych	$50.00	$50.00	6/24/2010 9:56:21 AM
stock106	$25.00	$25.00	6/24/2010 10:10:58 AM
brother_tam	$50.00	$50.00	6/24/2010 10:12:53 AM
asiaratt	$77.70	$77.70	6/24/2010 4:34:28 AM
loan-genie88	$25.00	$25.00	6/24/2010 10:29:33 AM
famous-bill	$50.00	$50.00	6/24/2010 6:21:26 AM
life-is-great	$25.00	$25.00	6/24/2010 10:39:42 AM
Artist_Blue	$25.00	$25.00	6/24/2010 10:54:30 AM
logical-loyalty0	$25.00	$25.00	6/24/2010 3:00:02 PM
orange-preeminant-bill	$49.15	$49.15	6/24/2010 10:23:52 AM
SNH	$50.00	$50.00	6/24/2010 12:59:36 PM
helping-out	$30.00	$30.00	6/24/2010 12:59:44 PM
orderly-loot	$25.00	$25.00	6/24/2010 1:05:12 PM
GatorBux	$25.00	$25.00	6/24/2010 2:15:05 PM
delivery	$25.00	$25.00	6/25/2010 11:30:51 AM
boogles72	$50.00	$50.00	6/25/2010 1:45:57 PM
Rattlehead	$25.00	$25.00	6/26/2010 8:20:30 AM
rhin0cerx	$47.93	$47.93	6/27/2010 5:05:41 PM
p2ploan-sensation211	$25.00	$25.00	6/27/2010 2:54:07 PM
knight3136	$25.00	$25.00	6/27/2010 5:00:11 PM
kginatl	$25.00	$25.00	6/27/2010 5:00:53 PM
reflective-rupee	$300.00	$300.00	6/28/2010 9:38:49 AM
thorough-exchange4	$25.00	$25.00	6/27/2010 8:39:28 PM
thomas16882004	$25.00	$25.00	6/28/2010 9:48:30 AM
reflective-rupee	$300.00	$300.00	6/28/2010 9:39:12 AM
bazaar-tulip	$25.00	$25.00	6/28/2010 11:15:58 AM
CC911	$25.00	$25.00	6/28/2010 11:26:21 AM
LongTail	$25.00	$25.00	6/28/2010 12:15:05 PM
108lender	$75.00	$16.23	6/28/2010 4:13:33 PM
DasMula	$100.00	$100.00	6/28/2010 9:04:58 PM
wonder3	$25.00	$25.00	6/29/2010 1:12:38 PM
Robertd918	$25.00	$25.00	6/29/2010 12:39:57 PM
HayrideRanch	$34.23	$34.23	6/29/2010 2:56:59 PM
payment-halo	$25.00	$25.00	6/29/2010 12:45:27 PM
dws2380	$25.00	$25.00	6/29/2010 2:30:24 PM
green-rapid-openness	$50.00	$50.00	6/29/2010 4:50:49 PM
houli123	$250.00	$250.00	6/29/2010 8:39:49 PM
ayiticheri	$25.00	$25.00	6/29/2010 4:04:29 PM
vigilance-searcher	$25.00	$25.00	6/29/2010 9:08:47 PM
northern_paddler	$25.00	$25.00	6/29/2010 7:48:12 PM
skillful-asset5	$50.00	$50.00	6/29/2010 8:11:04 PM
DasMula	$25.00	$25.00	6/29/2010 8:30:59 PM
slygorman	$80.00	$80.00	6/29/2010 5:50:46 PM
DasMula	$25.00	$25.00	6/29/2010 8:31:12 PM
SAR-2	$40.00	$40.00	6/30/2010 1:16:02 AM
finance-solo	$25.00	$25.00	6/30/2010 4:48:57 AM
kendigme	$30.83	$30.83	6/30/2010 3:29:13 AM
principal-star	$25.00	$25.00	6/30/2010 10:33:58 AM
Whipster	$25.00	$25.00	6/30/2010 8:15:53 AM
courteous-bazaar	$100.00	$100.00	6/30/2010 11:49:11 AM
bold-dynamic-silver	$25.00	$25.00	6/30/2010 8:37:51 AM
investment-cluster	$25.00	$25.00	6/30/2010 1:38:39 PM
GCSS	$25.00	$25.00	6/30/2010 8:57:15 AM
worldly-gold	$100.00	$100.00	6/30/2010 12:15:21 PM
order-bee1	$200.00	$200.00	6/30/2010 1:03:02 PM
first-dinero-igloo	$25.00	$25.00	6/30/2010 9:54:39 AM
RecoveryLender	$25.00	$25.00	6/30/2010 3:03:17 PM
JiggaJoeyS	$27.62	$27.62	6/30/2010 3:59:14 PM
Engineer44	$25.00	$25.00	6/30/2010 4:10:02 PM
sensational-peace6	$75.00	$75.00	6/30/2010 4:06:06 PM
blLending	$25.00	$25.00	6/30/2010 2:50:17 PM
credit-missile	$25.00	$25.00	6/30/2010 3:56:39 PM
132 bids
Borrower Payment Dependent Notes Series 463825
This series of Notes was issued and sold upon the funding of the borrower loan #43354, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%	Auction start date:	Jun-24-2010
				Auction end date:	Jun-29-2010

Starting lender yield:	33.28%	Starting borrower rate/APR:	34.28% / 38.41%	Starting monthly payment:	$44.83
Final lender yield:	33.28%	Final borrower rate/APR:	34.28% / 38.41%	Final monthly payment:	$44.83

Auction yield range:	13.98% - 33.28%	Estimated loss impact:	15.53%
Lender servicing fee:	1.00%	Estimated return:	17.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1993	Debt/Income ratio:	41%
Basic (1-10):	6	Inquiries last 6m:	6	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	22 / 20	Length of status:	19y 8m
Credit score:	640-659 (Jun-2010)	Total credit lines:	34	Occupation:	Police Officer/Corr...
Now delinquent:	0	Revolving credit balance:	$17,383	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	78%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	bold-keen-vigilance	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Vacation cruise
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: I have 1 default & 2 on the way to default in only 7 months as a lender. Hoped for better as we lenders are real people just like you. We are taking a chance on you. Will you promise to pay this back - NO MATTER WHAT? - Toastmaster007
A: yes (Jun-29-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

winmals	$25.00	$25.00	6/24/2010 9:18:05 PM
unger	$50.00	$50.00	6/25/2010 1:53:26 AM
principal-mermaid	$300.00	$300.00	6/24/2010 8:35:46 PM
wlm3012	$25.00	$25.00	6/25/2010 9:15:51 AM
DonDiego	$25.00	$25.00	6/25/2010 6:53:49 PM
JustMee	$25.00	$25.00	6/25/2010 7:27:37 PM
new-smart-fund	$25.00	$25.00	6/26/2010 11:44:38 AM
reflective-rupee	$25.00	$25.00	6/26/2010 1:52:55 PM
fund-secret-agent	$25.00	$25.00	6/27/2010 4:37:06 PM
DonDiego	$25.00	$25.00	6/28/2010 4:12:14 PM
zone6	$150.00	$150.00	6/28/2010 7:35:56 PM
reflective-rupee	$700.00	$89.89	6/24/2010 9:30:48 PM
top-courteous-peso	$25.00	$25.00	6/25/2010 5:30:56 AM
stuart791	$60.11	$60.11	6/25/2010 1:54:11 PM
MrVegas	$25.00	$25.00	6/27/2010 10:03:53 AM
AlexTrep	$25.00	$25.00	6/27/2010 1:26:55 PM
AlexTrep	$25.00	$25.00	6/27/2010 1:35:01 PM
wwwUniversal	$25.00	$25.00	6/28/2010 10:15:15 AM
Integrity1st	$25.00	$25.00	6/28/2010 6:53:37 PM
19 bids
Borrower Payment Dependent Notes Series 463845
This series of Notes was issued and sold upon the funding of the borrower loan #43271, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jun-23-2010
				Auction end date:	Jun-29-2010

Starting lender yield:	26.25%	Starting borrower rate/APR:	27.25% / 29.59%	Starting monthly payment:	$204.80
Final lender yield:	26.25%	Final borrower rate/APR:	27.25% / 29.59%	Final monthly payment:	$204.80

Auction yield range:	10.98% - 26.25%	Estimated loss impact:	10.65%
Lender servicing fee:	1.00%	Estimated return:	15.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-2001	Debt/Income ratio:	21%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	12 / 11	Length of status:	4y 1m
Credit score:	660-679 (Jun-2010)	Total credit lines:	21	Occupation:	Tradesman - Electri...
Now delinquent:	0	Revolving credit balance:	$3,283	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	60%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	10
Screen name:	independent-finance	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
my quick loan
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Please provide a break down of expenses?. Also, please explain your delinquencies. - principal-star
A: my delinquency was a result of my lack of responsibility while in college. i had taken out a few credit cards while in college and ihadno jobto supportmy use of them so I ignored them. I have become a much more responsible adult since then ( almost 4.5 years ago) while making every payment on time while maintaining a full time job over those same years. my expense breakdown: 3520 - monthly income (after taxes) 975 - monthly rent 970 - monthly student loan 300 - monthly utilities (Jun-27-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

successful-euro	$30.00	$30.00	6/23/2010 4:21:28 PM
MADAOO7	$50.00	$50.00	6/23/2010 4:21:47 PM
relentless-penny	$25.00	$25.00	6/23/2010 4:22:15 PM
loot-heart	$50.00	$50.00	6/23/2010 4:22:49 PM
cash-spark3	$50.00	$50.00	6/23/2010 4:22:53 PM
AF-Chief	$28.00	$28.00	6/23/2010 4:14:10 PM
qwsd12	$40.00	$40.00	6/23/2010 5:55:00 PM
lendstats_com	$25.00	$25.00	6/23/2010 4:21:23 PM
IntrepidInvestment	$50.00	$50.00	6/23/2010 4:22:26 PM
simplelender80	$50.00	$50.00	6/23/2010 4:21:32 PM
ommcd	$25.00	$25.00	6/23/2010 4:24:03 PM
orderly-leverage	$30.00	$30.00	6/23/2010 4:23:06 PM
asiaratt	$100.00	$100.00	6/24/2010 4:34:27 AM
brother_tam	$48.70	$48.70	6/23/2010 4:25:57 PM
eronyc	$25.00	$25.00	6/23/2010 4:37:06 PM
head	$25.00	$25.00	6/24/2010 9:12:31 AM
keeminn	$39.88	$39.88	6/23/2010 5:59:38 PM
neutrino6	$25.00	$25.00	6/24/2010 9:44:07 AM
ukstevenhawaii	$25.00	$25.00	6/23/2010 7:54:43 PM
transaction-eclipse	$25.00	$25.00	6/24/2010 9:49:48 AM
reflective-rupee	$25.00	$25.00	6/24/2010 10:20:49 AM
responsive-rate884	$25.00	$25.00	6/24/2010 10:24:18 AM
Phantom99	$25.00	$25.00	6/24/2010 10:24:29 AM
helping-out	$30.00	$30.00	6/24/2010 10:25:42 AM
Artist_Blue	$25.00	$25.00	6/24/2010 6:50:23 AM
famous-bill	$50.00	$50.00	6/24/2010 6:21:24 AM
GatorBux	$25.00	$25.00	6/24/2010 11:12:57 AM
TheBaldGuy	$25.00	$25.00	6/24/2010 9:30:38 AM
chief_wo	$25.00	$25.00	6/24/2010 9:30:46 AM
bryantsh	$25.00	$25.00	6/24/2010 9:51:12 AM
sanych	$50.00	$50.00	6/24/2010 9:56:19 AM
purdue98	$25.00	$25.00	6/24/2010 10:11:01 AM
stock106	$25.00	$25.00	6/24/2010 10:10:57 AM
useful-p2ploan	$37.27	$37.27	6/24/2010 10:21:34 AM
apostle901	$25.00	$25.00	6/24/2010 10:21:55 AM
supreme-bonus0	$25.00	$25.00	6/24/2010 10:23:48 AM
orange-preeminant-bill	$100.00	$100.00	6/24/2010 10:23:51 AM
impeccable-transparency	$35.11	$35.11	6/24/2010 10:24:08 AM
natural-greenback6	$25.00	$25.00	6/24/2010 10:24:21 AM
time4aloan	$30.00	$30.00	6/24/2010 10:24:12 AM
loan-genie88	$25.00	$25.00	6/24/2010 10:29:32 AM
benefit-squirrel	$25.00	$25.00	6/24/2010 10:25:37 AM
life-is-great	$25.00	$25.00	6/24/2010 10:39:42 AM
majestic-currency3	$50.00	$50.00	6/24/2010 12:32:31 PM
FeedTheMachine	$91.49	$91.49	6/24/2010 12:59:39 PM
logical-loyalty0	$25.00	$25.00	6/24/2010 3:00:01 PM
kind-adventurous-finance	$30.00	$30.00	6/25/2010 7:50:51 AM
boogles72	$50.00	$50.00	6/25/2010 1:45:57 PM
green-penny-finder	$25.00	$25.00	6/25/2010 10:59:38 AM
RochelleW	$34.00	$34.00	6/25/2010 2:19:38 PM
wwwUniversal	$25.00	$25.00	6/25/2010 7:59:27 PM
b2m80s	$25.00	$25.00	6/25/2010 8:49:28 PM
top-courteous-peso	$25.00	$25.00	6/25/2010 7:59:27 PM
wlm3012	$25.00	$25.00	6/26/2010 11:51:34 AM
alpinaut	$25.00	$25.00	6/27/2010 11:53:42 AM
AlexTrep	$25.00	$25.00	6/27/2010 1:26:48 PM
Wachocia	$25.00	$25.00	6/28/2010 6:25:47 AM
green-thoughtful-yield	$50.00	$50.00	6/28/2010 10:07:38 AM
market-pudding	$25.00	$25.00	6/28/2010 2:25:10 PM
zone6	$100.00	$100.00	6/28/2010 7:24:14 PM
reflective-rupee	$25.00	$25.00	6/29/2010 11:49:12 AM
worldly-gold	$50.00	$50.00	6/29/2010 12:43:01 PM
reflective-rupee	$75.00	$75.00	6/29/2010 11:49:29 AM
top-historic-peso	$26.00	$26.00	6/23/2010 4:23:01 PM
personal-lender	$25.00	$25.00	6/23/2010 4:23:24 PM
Comoparklender	$25.00	$25.00	6/23/2010 4:23:29 PM
DreDub	$50.00	$50.00	6/23/2010 4:24:32 PM
unassassinable	$25.00	$25.00	6/23/2010 5:59:33 PM
Havana21	$25.00	$25.00	6/23/2010 4:21:56 PM
bid-czar8	$100.00	$100.00	6/23/2010 4:22:03 PM
desertoasis	$25.00	$25.00	6/23/2010 4:24:43 PM
washboard1	$92.51	$92.51	6/23/2010 4:25:05 PM
Pman	$25.00	$25.00	6/23/2010 4:25:32 PM
worth-arch	$25.00	$25.00	6/24/2010 9:11:26 AM
Ananya	$30.00	$30.00	6/23/2010 5:09:41 PM
GracieLuLu04	$25.00	$25.00	6/24/2010 9:43:55 AM
gotjack	$25.00	$25.00	6/24/2010 10:07:03 AM
pessimist	$25.97	$25.97	6/24/2010 10:09:51 AM
Share_The_Wealth	$49.27	$49.27	6/24/2010 10:10:04 AM
rupee-artisan	$25.00	$25.00	6/24/2010 10:24:00 AM
cbz	$25.00	$25.00	6/24/2010 10:24:23 AM
skillful-gain8	$25.00	$25.00	6/24/2010 4:59:55 AM
PatRichi	$25.00	$25.00	6/24/2010 6:49:43 AM
tech310	$25.00	$25.00	6/24/2010 5:59:30 AM
DadWarbucks	$25.00	$25.00	6/24/2010 7:00:33 AM
gallant-camaraderi	$30.00	$30.00	6/24/2010 8:34:24 AM
picklesforarthur	$25.00	$25.00	6/24/2010 9:33:50 AM
Sanford-N-Sons	$25.00	$25.00	6/24/2010 9:43:10 AM
seisen	$30.78	$30.78	6/24/2010 9:51:09 AM
mtandb	$25.00	$25.00	6/24/2010 10:08:32 AM
AGSLending	$25.00	$25.00	6/24/2010 10:21:40 AM
jml3482	$25.00	$25.00	6/24/2010 10:23:19 AM
market-walnut5	$38.42	$38.42	6/24/2010 10:24:19 AM
oldmora	$46.90	$46.90	6/24/2010 10:24:03 AM
Jonb6919	$25.00	$25.00	6/24/2010 10:24:35 AM
first-upright-payout	$25.00	$25.00	6/24/2010 11:46:36 AM
greenwell	$25.00	$25.00	6/24/2010 12:59:32 PM
orderly-loot	$25.00	$25.00	6/24/2010 1:05:11 PM
SNH	$50.00	$50.00	6/24/2010 4:24:07 PM
wlm3012	$25.00	$25.00	6/24/2010 5:17:40 PM
marwadi-62	$25.00	$25.00	6/25/2010 11:59:49 AM
soulful-truth	$1,000.00	$1,000.00	6/25/2010 4:26:02 PM
reflective-rupee	$1,030.00	$350.70	6/25/2010 7:55:49 PM
interstellar	$50.00	$50.00	6/25/2010 11:11:43 PM
AlexTrep	$25.00	$25.00	6/27/2010 1:34:53 PM
principal-star	$25.00	$25.00	6/28/2010 9:58:25 AM
ChrisKwan	$25.00	$25.00	6/28/2010 4:14:34 PM
107 bids
Borrower Payment Dependent Notes Series 463869
This series of Notes was issued and sold upon the funding of the borrower loan #43345, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Jun-23-2010
				Auction end date:	Jun-30-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85
Final lender yield:	32.75%	Final borrower rate/APR:	33.75% / 36.46%	Final monthly payment:	$66.80

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	19.93%
Lender servicing fee:	1.00%	Estimated return:	12.82%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1988	Debt/Income ratio:	9%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 4	Length of status:	6y 3m
Credit score:	640-659 (May-2010)	Total credit lines:	36	Occupation:	Professional
Now delinquent:	5	Revolving credit balance:	$144	Stated income:	$100,000+
Amount delinquent:	$4,113	Bankcard utilization:	24%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	62
Screen name:	wolfejb	Borrower's state:	Texas	Borrower's group:	PsychDoc's Group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	31 ( 89% )	640-659 (Latest)
Principal borrowed:	$4,500.00	< 31 days late:	4 ( 11% )	640-659 (Apr-2010) 560-579 (Sep-2008) 540-559 (Dec-2007) 560-579 (Dec-2006)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
Loan Needed
Hardworking professional looking for assistance with loan as I paid off my first Prosper loan back in December 2009. I have a stable job and no problem on repayment of this loan.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: I have 1 default & 2 on the way to default in only 7 months as a lender. Hoped for better as we lenders are real people just like you. We are taking a chance on you. Will you promise to pay this back - NO MATTER WHAT? - Toastmaster007
A: Yes I do promise, as I have already paid off a Prosper loan back in December of $4,500.00. I understand you concern and appreciate you taking a chance with me. Thanks for your assistance. (Jun-29-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

realtormoises	$25.00	$25.00	6/25/2010 9:47:49 AM
jhouman	$25.00	$25.00	6/28/2010 4:14:19 PM
return-grizzly	$100.00	$100.00	6/29/2010 2:19:35 AM
UCLA4life	$25.00	$25.00	6/29/2010 11:44:39 AM
Kash2010lu	$25.00	$25.00	6/29/2010 8:35:48 PM
DasMula	$25.00	$25.00	6/29/2010 8:36:47 PM
tcbmc	$50.00	$50.00	6/29/2010 5:37:59 PM
brother_tam	$50.00	$50.00	6/29/2010 9:10:22 PM
Leshan	$150.00	$150.00	6/30/2010 8:41:55 AM
PCity-LOA15	$35.00	$35.00	6/30/2010 6:59:37 AM
twjh	$25.00	$25.00	6/30/2010 10:01:41 AM
Kqwik	$32.00	$32.00	6/30/2010 10:14:17 AM
worldly-gold	$50.00	$50.00	6/30/2010 12:16:23 PM
chameleon125	$75.00	$75.00	6/30/2010 8:28:20 AM
bull_lender	$25.00	$25.00	6/30/2010 1:29:48 PM
asya	$25.00	$25.00	6/30/2010 11:59:45 AM
genuine-money	$50.00	$18.16	6/30/2010 2:55:31 PM
genuine-integrity0	$40.00	$40.00	6/30/2010 3:31:25 PM
kevlar	$25.00	$25.00	6/30/2010 12:03:31 PM
Kash2010lu	$25.00	$25.00	6/30/2010 12:30:13 PM
baldwinms	$25.00	$25.00	6/30/2010 3:05:18 PM
myutmost	$75.00	$75.00	6/28/2010 6:35:15 PM
jhouman	$25.00	$25.00	6/29/2010 1:29:25 PM
DasMula	$25.00	$25.00	6/29/2010 8:35:42 PM
vigilance-searcher	$25.00	$25.00	6/29/2010 9:10:25 PM
investment-visionary	$32.11	$32.11	6/29/2010 7:39:24 PM
SNH	$75.00	$75.00	6/29/2010 10:37:10 PM
DonDiego	$25.00	$25.00	6/29/2010 10:53:15 PM
five-star-note	$50.00	$50.00	6/29/2010 11:45:03 PM
reflective-rupee	$25.00	$25.00	6/30/2010 5:58:17 AM
WonByOne	$100.00	$100.00	6/30/2010 5:58:53 AM
FarmersBank	$25.00	$25.00	6/30/2010 6:30:54 AM
MrPie	$25.00	$25.00	6/30/2010 12:34:39 PM
balanced-return5	$25.00	$25.00	6/30/2010 1:33:07 PM
thisbucksforu	$25.00	$25.00	6/30/2010 1:51:51 PM
kinetic-social	$25.00	$25.00	6/30/2010 3:15:26 PM
Feyenoord	$42.73	$42.73	6/30/2010 2:51:21 PM
37 bids
Borrower Payment Dependent Notes Series 463921
This series of Notes was issued and sold upon the funding of the borrower loan #43357, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jun-25-2010
				Auction end date:	Jul-01-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$79.73
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$79.73

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2002	Debt/Income ratio:	13%
Basic (1-10):	9	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	12 / 12	Length of status:	2y 11m
Credit score:	720-739 (Jun-2010)	Total credit lines:	24	Occupation:	Teacher
Now delinquent:	0	Revolving credit balance:	$7,702	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	52%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	fascinating-value871	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit card
This loan will be used to pay off a credit card. The debt was acquired because I purchased a car and used it for the down payment. The down payment was more than I expected. However, the car came at such a reasonable price and will retain the resale value exceptionally well. The amount of interest paid for the $2000 down will be much less than the value of the car to me. I am a good candidate for this loan because I have a stable and steady paycheck every month. I will also be receiving a raise in one month, in which I can pay this loan off quicker than expected. My financial situation is like many other young professionals, tight at the first of the month, but I am responsible and reliable. I am a teacher and work very hard to instill these same ideals into my students.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

studious-bonus7	$50.00	$50.00	6/25/2010 5:03:26 PM
hrubinst	$25.00	$25.00	6/25/2010 5:03:41 PM
ommcd	$25.00	$25.00	6/25/2010 5:05:22 PM
first-upright-payout	$25.00	$25.00	6/25/2010 5:06:28 PM
orgy63	$25.00	$25.00	6/25/2010 4:56:44 PM
ethicalhumanist	$25.00	$25.00	6/25/2010 5:06:46 PM
reflective-rupee	$25.00	$25.00	6/25/2010 4:58:35 PM
Comoparklender	$50.00	$50.00	6/25/2010 4:58:23 PM
radforj22	$25.00	$25.00	6/25/2010 5:08:02 PM
bountiful-durability	$50.00	$50.00	6/25/2010 4:59:15 PM
Havana21	$25.00	$25.00	6/25/2010 5:00:22 PM
Beverly_Hills_Lender	$25.00	$25.00	6/25/2010 7:20:02 PM
syounker	$25.00	$25.00	6/25/2010 5:04:23 PM
Avala	$50.00	$50.00	6/25/2010 5:03:44 PM
personal-lender	$25.00	$25.00	6/25/2010 5:04:04 PM
riproaringrapids	$25.00	$25.00	6/25/2010 5:04:07 PM
enthralling-deal180	$100.00	$100.00	6/25/2010 5:04:38 PM
Dap2005	$25.00	$25.00	6/25/2010 11:10:50 PM
SCTrojangirl	$25.00	$25.00	6/25/2010 5:08:22 PM
ichibon	$75.00	$75.00	6/25/2010 5:07:29 PM
samaritan5	$25.00	$25.00	6/25/2010 7:59:22 PM
saysana	$25.00	$25.00	6/26/2010 10:35:00 AM
ThompsonCapital	$25.00	$25.00	6/26/2010 11:24:36 AM
trustworthy-fairness	$50.00	$50.00	6/26/2010 4:59:28 AM
reflective-rupee	$1,000.00	$455.06	6/26/2010 7:28:56 PM
greenback-museum	$25.00	$25.00	6/26/2010 2:24:32 PM
1800porsche	$25.00	$25.00	6/26/2010 2:39:43 PM
RandyL3	$25.00	$25.00	6/26/2010 11:45:44 PM
Lender0307	$25.00	$25.00	6/29/2010 9:56:06 AM
duke12	$132.44	$132.44	6/29/2010 1:54:28 PM
balance-chestnut	$62.50	$62.50	6/30/2010 10:04:11 AM
ChristopherHS	$25.00	$25.00	6/30/2010 10:51:04 AM
jayk63	$25.00	$25.00	6/30/2010 3:24:13 PM
outofoffice	$50.00	$50.00	6/30/2010 5:21:38 PM
american6	$25.00	$25.00	6/25/2010 5:03:50 PM
Winsten	$50.00	$50.00	6/25/2010 5:04:43 PM
PersonalBnkr	$25.00	$25.00	6/25/2010 5:05:39 PM
orderly-loot	$25.00	$25.00	6/25/2010 4:56:38 PM
treasure-hunter270	$25.00	$25.00	6/25/2010 5:03:53 PM
dmfog	$25.00	$25.00	6/25/2010 11:28:45 PM
Artist_Blue	$25.00	$25.00	6/25/2010 5:07:45 PM
Max8319	$25.00	$25.00	6/25/2010 5:06:59 PM
loan-kung-fu	$25.00	$25.00	6/25/2010 5:07:09 PM
get30inc	$25.00	$25.00	6/25/2010 5:07:20 PM
ddibernardo	$25.00	$25.00	6/25/2010 5:08:31 PM
kmr2	$50.00	$50.00	6/25/2010 9:36:27 PM
Cheburashka	$25.00	$25.00	6/25/2010 10:56:26 PM
a-finance-nirvana	$25.00	$25.00	6/25/2010 11:39:14 PM
exciting-responsibility3	$25.00	$25.00	6/26/2010 4:15:20 PM
famous-bill	$50.00	$50.00	6/26/2010 6:04:43 AM
retiresecure	$25.00	$25.00	6/26/2010 6:33:38 AM
the-transaction-stronghold	$25.00	$25.00	6/26/2010 9:05:37 AM
SummaCapital	$50.00	$50.00	6/26/2010 9:24:31 AM
bid-czar8	$100.00	$100.00	6/26/2010 9:55:24 AM
ddog0224	$25.00	$25.00	6/26/2010 1:09:49 PM
satisfying-durability	$25.00	$25.00	6/28/2010 9:55:46 AM
singletrck	$25.00	$25.00	6/29/2010 9:24:22 AM
wwwUniversal	$25.00	$25.00	6/30/2010 4:28:36 PM
FundMaker	$25.00	$25.00	7/1/2010 7:58:21 AM
59 bids
Borrower Payment Dependent Notes Series 463955
This series of Notes was issued and sold upon the funding of the borrower loan #43274, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jun-28-2010
				Auction end date:	Jun-30-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$63.79
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$63.79

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-2001	Debt/Income ratio:	2%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 4	Length of status:	4y 9m
Credit score:	740-759 (Jun-2010)	Total credit lines:	9	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$72	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	8%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	7
Screen name:	NOLIMITTEE	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need furniture
Purpose of loan to purchase furniture

My financial situation:
I am a good candidate for this loan because? i worked hard to rebuild credit and i want to keep it that way
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

orderly-loot	$25.00	$25.00	6/28/2010 4:41:18 PM
dharma1	$25.00	$25.00	6/28/2010 4:41:28 PM
kenji4861	$25.00	$25.00	6/28/2010 4:42:03 PM
stilleto8	$25.00	$25.00	6/28/2010 4:42:13 PM
USNavyVet	$25.00	$25.00	6/30/2010 10:41:55 AM
riproaringrapids	$25.00	$25.00	6/28/2010 4:41:34 PM
reflective-rupee	$1,840.00	$1,820.00	6/28/2010 4:42:14 PM
successful-euro	$30.00	$30.00	6/28/2010 4:41:43 PM
8 bids
Borrower Payment Dependent Notes Series 464371
This series of Notes was issued and sold upon the funding of the borrower loan #43257, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%	Auction start date:	Jun-29-2010
				Auction end date:	Jun-30-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$180.94

Auction yield range:	13.98% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1999	Debt/Income ratio:	35%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	6 / 5	Length of status:	5y 9m
Credit score:	620-639 (Jun-2010)	Total credit lines:	20	Occupation:	Retail Management
Now delinquent:	0	Revolving credit balance:	$2,613	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	85%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	1
Screen name:	varietyhour	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 4	On-time:	30 ( 94% )	620-639 (Latest)
Principal borrowed:	$15,102.00	< 31 days late:	2 ( 6% )	620-639 (May-2009) 600-619 (Mar-2008) 600-619 (Feb-2008) 520-539 (Jan-2008)
Principal balance:	$917.19	31+ days late:	0 ( 0% )
Total payments billed:	32
Description
Pay off my Corvette
Purpose of loan:
This loan will be used to??Pay off my car.
My financial situation:
I am a good candidate for this loan because? I have a great job and just got a raise.

Monthly net income: $ 2,200

Monthly expenses: $
??Housing: $ 700
??Insurance: $ 72
??Car expenses: $ 300
??Utilities: $ 0
??Phone, cable, internet: $ 45
??Food, entertainment: $ 200
??Clothing, household expenses $ 25
??Credit cards and other loans: $ 120
??Other expenses: $ 365
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

AlexTrep	$25.00	$25.00	6/29/2010 4:00:50 PM
principal-mermaid	$300.00	$300.00	6/29/2010 3:57:02 PM
reflective-rupee	$25.00	$25.00	6/29/2010 4:12:23 PM
red-favorable-basis	$25.00	$25.00	6/29/2010 4:45:21 PM
Jasmel	$400.00	$400.00	6/30/2010 5:46:15 AM
WonByOne	$38.78	$38.78	6/30/2010 6:29:16 AM
reflective-rupee	$2,500.00	$1,623.60	6/30/2010 10:41:04 AM
wwwUniversal	$25.00	$25.00	6/30/2010 10:42:07 AM
five-star-note	$32.54	$32.54	6/30/2010 1:09:33 PM
kevlar	$25.00	$25.00	6/30/2010 12:05:12 PM
mt3209	$25.00	$25.00	6/30/2010 10:50:40 AM
well-mannered-income3	$25.00	$25.00	6/29/2010 7:15:58 PM
Whipster	$50.00	$50.00	6/30/2010 10:51:00 AM
top-courteous-peso	$25.00	$25.00	6/30/2010 10:42:05 AM
loanman2007	$300.00	$300.00	6/30/2010 10:53:23 AM
penny-surgeon	$25.00	$25.00	6/30/2010 9:08:54 AM
JGuide	$1,000.08	$1,000.08	6/30/2010 10:33:33 AM
genuine-integrity0	$30.00	$30.00	6/30/2010 3:52:18 PM
18 bids